Exhibit 10.48

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

BRANDED PRODUCT SUPPLY AND TRADEMARK LICENSE AGREEMENT

This BRANDED PRODUCT SUPPLY AND TRADEMARK LICENSE AGREEMENT (“Agreement”) is between Marathon Petroleum Company LP, a Delaware limited partnership having its principal place of business at 539 South Main Street, Findlay, Ohio 45840 (“SELLER”), and GPM Petroleum, LLC, a(n) Delaware limited liability company having its principal place of business at 8565 Magellan Parkway, Suite 400, Richmond, VA 23227 (“BUYER”).

Now, Therefore, SELLER and BUYER, intending to be legally bound, agree as follows:

1. DEFINITIONS

1.1 Definitions. For purposes of this Agreement, the following terms shall have the indicated meanings:

Affiliate: If SELLER is Marathon Petroleum Company LP, Affiliate is Tesoro Refining & Marketing Company LLC; and, if SELLER is Tesoro Refining & Marketing Company LLC, Affiliate is Marathon Petroleum Company LP. Affiliate may, in some instances, also include St. Paul Park Refining Co. LLC and Tesoro Alaska Company LLC.

Brand: a brand owned or authorized for use by SELLER or Affiliate, including but not limited to the MARATHON® and ARCO® brands, which SELLER in its sole discretion may change from time to time.

Brand Signage: a sign, point of sale materials, advertising, or promotional materials bearing or including the Marks, logos associated with SELLER or its proprietary cards (if any) and Brands, or logos associated with the STP® trademark owned by The Armor All / STP Products Company or its successor (“AASTP”), and canisters, chassis, poles and other equipment associated with the sign.

Branded Outlet: a Retail Outlet, Bulk Plant and other outlet or storage facility supplied with Products by BUYER and agreed to by SELLER and listed on Exhibit B, whether such facility is owned or operated by BUYER or an Operator.

Bulk Plants: the storage facilities designated as “Bulk Plants” on Exhibit B, attached to, and as amended from time to time as called for under, this Agreement.

Confidential Information: includes all software provided or made available to BUYER by SELLER or Affiliate, any information or materials designated by SELLER or Affiliate as Confidential Information when provided or disclosed to BUYER, all information about or describing the contents, qualities, or characteristics of the Products or SELLER’s or Affiliate’s pricing to BUYER for the Products, and all information contained in any manuals, handbooks or other materials provided by SELLER and Affiliate describing SELLER’s and Affiliate’s marketing programs, including, but not limited to credit card processing procedures, operational elements and forms, fleet card marketing information, operational elements and forms, loyalty program materials and operational manuals, and mystery shop program elements and scores.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Credit Card Handbook: the published documentation made available to BUYER and Operators, as may be amended from time to time, that governs, among other things, the use of SELLER’s proprietary payment card system and the acceptance of Transaction Cards.

Distillates: the branded diesel fuels which SELLER may offer for sale under the Marks to SELLER’s or Affiliate’s branded jobbers.

EFT: electronic funds transfer.

Exhibit A Volume: the monthly quantities specified for each of the Products as indicated on Exhibit A as it may be amended from time to time.

Gasoline: the gasoline fuels which SELLER and Affiliate normally hold out for sale under the Marks to branded jobbers.

Marks: trademarks, services marks, trade names, trade dress, brand names, grade designations, logos, insignia, canopy striping and other color schemes and design schemes used by SELLER in the advertising and marketing of the Brands and Products, now and as developed, adopted or acquired in the future.

Maximum Volume: one hundred ten (110) percent of the Exhibit A Volume of Gasoline.

Minimum Volume: ninety (90) percent of the Exhibit A Volume of Gasoline.

Party: SELLER or BUYER, as applicable. Together, SELLER and BUYER are sometimes referred to as “Parties”.

PMPA: The Petroleum Marketing Practices Act, 15 U.S.C. Sections 2801, et seq.

Product(s): SELLER’s and Affiliate’s offered and available branded: (i) motor gasoline, (ii) Distillates, and other branded products, as determined and designated by SELLER or Affiliate and as offered and available from time to time during the Term, which are purchased by BUYER from SELLER or Affiliate for resale or delivery to the Branded Outlets. Products to be sold and delivered hereunder shall be of the kinds, grades, octanes, brands and quality generally sold by SELLER and Affiliate at the time and place of delivery to BUYER.

Ratable Lifting: the purchase of Products by BUYER, directly from SELLER, in approximately equal quantities, with such frequency as will satisfy the Requirements of the Branded Outlets and the Minimum Volume throughout an entire month; except that the purchase by BUYER, on any day of a month, of a volume of Gasoline in excess of 150% of that number of gallons determined by dividing the month’s Exhibit A Volume by the number of days in the month is not the purchase of Gasoline by Ratable Lifting.

Requirements: the quantity of Products that satisfies the sales expectations of SELLER and BUYER for a Branded Outlet, otherwise to provide for the consuming public’s demand for Products at one or more Branded Outlets (1) on execution of this Agreement, and (2) when Exhibit B is amended.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Retail Outlets: the retail motor fuel outlets listed on Exhibit B, as amended from time to time pursuant to this Agreement.

SDN List: the Specially Designated Nationals and Blocked Persons List, 31 Code of Federal Regulations, Part 500, Chapter V, Appendix A.

Operator: a person or entity authorized by BUYER through the rights granted by SELLER in this Agreement to utilize the Marks in connection with the sale of Products supplied by BUYER, typically an operator of a Retail Outlet.

Transaction Cards: Credit cards, debit cards, fleet cards credit identifications, gift cards, or other transaction authorization cards, including electronic or mobile, plastic or paper, virtual or biometric payment methods issued by either SELLER or Affiliate or specified third parties. From time to time, the Transaction Cards may be identified in the Credit Card Handbook.

1.2 Term. This Agreement will be effective as to each Party upon execution by both Parties, with respect to the period commencing on July 1, 2020 and ending on June 30, 2023 (the “Term”), unless terminated earlier by a Party as provided for in this Agreement.

2. PURCHASE, SALE AND DELIVERY OF PRODUCTS

2.1 Purchase and Sale.

SELLER (itself and through Affiliate, if applicable) will sell to BUYER, and BUYER agrees to purchase and receive, Products sufficient to satisfy the Requirements of each Branded Outlet during the Term, in such grade or grades as SELLER has or may have available, at designated terminals (if so indicated on Exhibit A) and in the Exhibit A Volumes.

BUYER acknowledges and agrees that both SELLER and Affiliate may be identified as the seller of Products purchased and sold under this Agreement out of a given terminal, and that SELLER and Affiliate, as the case may be, may invoice BUYER for the same. BUYER agrees to pay invoices issued by either SELLER or Affiliate for purchases made under this Agreement pursuant to the terms of this Agreement.

2.2 Volume Limitation.

If SELLER determines, in good faith, that BUYER is not purchasing a Product by Ratable Lifting in a month, SELLER may, but is not obligated to, implement an allocation program for BUYER’s subsequent purchases of the Product during the month, at such terminals and of such duration and volume limitations as SELLER, acting with commercial reasonableness and for the purpose of restoring Ratable Lifting of the Product, determines. SELLER will utilize its terminal reporting systems to implement limitations on BUYER’s purchases of the Product in the month. If, however, SELLER’s terminal reporting systems are not available, or if SELLER determines that its terminal reporting systems have failed or are unable to implement a limitation on BUYER’s purchases of the Product in the month, SELLER will notify BUYER of the unavailability, failure or inability, and of any per gallon liquidated damage amount for which BUYER will be liable for purchases of the Product in excess of the limitation in the month. BUYER agrees that, upon receipt of SELLER’s notice in any month, BUYER will bear the sole responsibility for compliance with the terms of SELLER’s allocation program. If, following receipt of SELLER’s notice, BUYER purchases a Product in excess of a limitation established by SELLER for a Product in a month, BUYER will be liable to SELLER for liquidated damages in an amount calculated by multiplying (a) the number of gallons of the Product purchased by BUYER in the month, after receipt of SELLER’s notice, in excess of the limitation by (b) a cents per gallon amount determined by SELLER, in good faith, as reasonable compensation for supplying BUYER the Product in volumes which exceed the limitation.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

2.3 Minimum Purchase Obligation.

Section 2.1 notwithstanding, BUYER will purchase from SELLER and Affiliate, if applicable, in each month during the Term, Products in a quantity not less than the Minimum Volume. SELLER and its Affiliate have no obligation to sell Products in excess of the Minimum Volume.

(a) The agreement to sell the Minimum Volume is not a representation or guaranty by SELLER or Affiliate that the BUYER will sell the Minimum Volume or that the Requirements of the Branded Outlets for Products in that month will equal the Minimum Volume. BUYER’s purchase of Products in excess of the Minimum Volume during any month will not be applied to offset BUYER’s failure to purchase the Minimum Volume during any other month. BUYER’s obligation to purchase the Minimum Volume from SELLER or Affiliate is not affected by BUYER’s loss or termination of any Branded Outlet, or by the establishment or existence of an outlet or facility selling Products established or operated by SELLER, Affiliate, or by another customer or distributor of SELLER or Affiliate. SELLER’s or Affiliate’s sale of Products during any period in excess of the Minimum Volume will not affect the Minimum Volume as to any future period.

(b) If BUYER fails to purchase the Minimum Volume from SELLER or Affiliate in: (i) any three consecutive months, or (ii) six months of any twelve-month period, then SELLER will have the right, but not the obligation, to reduce the Minimum Volume by the average of the ratios of the actual purchases of Products to the Minimum Volume, in the months in which BUYER failed to purchase the Minimum Volume. Exhibit A will then be deemed to be amended and SELLER will issue a revised Exhibit A to reflect such reduction.

(c) No amendment of Exhibit A or Exhibit B will alter or relieve the parties’ respective obligations under any other agreement between them.

2.4 Sections 2.1 and 2.3 notwithstanding, SELLER may, but is not obligated to, sell more than the Maximum Volume to BUYER in any month.

2.5 Amending Exhibits.

(a) BUYER and SELLER agree that they will periodically, but no less frequently than once in each twelve (12) month period during the Term, review Exhibits A and B to consider (1) the addition or deletion of Branded Outlets from Exhibit B, (2) change in Requirements at one or more existing Branded Outlet, and (3) any recalculation of the Exhibit A Volume in SELLER’S sole discretion. Exhibits A and B may be amended according to the Parties’ agreement on one or more of these factors. The Exhibit A Volume will be increased by the mutually agreed projected monthly sales of Product at each existing or added Branded Outlet. Any increases in the Exhibit A Volume associated with the addition of a Branded Outlet will be effective as of the first day of the month in which the installation of the Marks is completed.

(b) Exhibits A and B may be amended in electronic form via electronic communication such as an email expressing the acceptance of the amended Exhibits by SELLER and BUYER.

(c) No amendment of Exhibit A or B pursuant to this Section 2.5 will alter or relieve the Parties’ respective obligations under any Improvement Agreement, Master Agreement, Conversion Agreement, Branding Agreement, Wholesale Assistance Agreement, Rollover Agreement or other agreement between them.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(d) Exhibits A and B will be amended to add an outlet or storage facility that is, at the time, the subject of another agreement for the supply of Products to which SELLER is a party if, but only if:

(1) SELLER determines, in its reasonable judgment, that amending Exhibits A and B to add the outlet or storage facility will not result in the breach of, or actionable interference with, any contractual relationship between the operator of the outlet or storage facility and the supplier of Products to the outlet or storage facility; and

(2) BUYER assumes the obligations of the other supplier under any Improvement Agreement, Master Agreement, Conversion Agreement, Branding Agreement, Rollover Agreement, Wholesaler Assistance Agreement, or other agreement with SELLER relating to the outlet or storage facility.

2.6 Products; Characteristics. BUYER will not supply or sell at the Branded Outlets any Products having octane levels different than the octane levels SELLER is at that time offering without the prior written consent of SELLER. SELLER reserves the right to change the grade, specifications, characteristics, delivery package, brand name or other distinctive designation of any Product from time to time, and to discontinue marketing any of the Products at any time without liability or further obligation to BUYER with respect to the purchase and sale thereof.

2.7 Purchase and Sale of Motor Oils and Lubricants. BUYER agrees to use commercially reasonable efforts to purchase and offer a representative stock of SELLER’s and Affiliate’s branded motor oils and lubricants for sale at all Branded Outlets operated by BUYER, and will use commercially reasonable efforts to cause a representative stock of branded motor oils and lubricants to be offered for sale at Branded Outlets operated by Operators.

3. COMMERCIAL TERMS

3.1	Price.

(a) Subject to change or substitution as provided below, BUYER agrees to pay the following prices for the products sold hereunder:

(1) for Products: SELLER’s or Affiliate’s established branded jobber terminal price per gallon, f.o.b. terminal for the particular Product, in the particular Brand, in effect on the date and time of completion of loading and at the terminal of delivery to BUYER; and,

(2) for motor oils, lubricants, industrial oils, antifreeze, and related merchandise: SELLER’s or Affiliate’s branded jobber automotive oil, lubricant and merchandise price schedule in effect on the date of BUYER’s order.

The stated prices are exclusive of applicable taxes, inspection fees, and other governmental charges and assessments. All taxes or other charges now or hereafter imposed by law on any Products sold hereunder, or on the production, manufacture, sale, transportation or delivery thereof, or on this Agreement or the transactions contemplated hereby, which SELLER is required to pay or collect, shall be added to the applicable price and paid by BUYER.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(b) SELLER or Affiliate, if applicable, may assess and state, as a separate line item on its invoices for some or all Products purchased and sold hereunder, a per gallon charge to defray a portion of the costs incurred in advertising the Brands from time to time.

(c) SELLER and Affiliate reserve the right to unilaterally change any prices at any time, and also reserve the right to change its pricing notification system including, but not limited to, the method by which prices are posted, at any time.

3.2 Measurement. BUYER shall be invoiced for the actual number of U.S. gallons of Products delivered to BUYER by SELLER and Affiliate, with or without correction for temperature, at SELLER’s option, using standards accepted by government agency or industry-accepted practice (e.g., API, ASTM); provided, however, that upon request of BUYER by thirty (30) days’ advance written notice once, but only once, in any period of twelve (12) consecutive months, SELLER will change the method of measurement of invoiced Products to be with or without temperature correction. The foregoing notwithstanding, in any jurisdiction in which applicable law dictates the method of measurement of Products delivered, such method shall be used.

3.3 Payment.

(a) BUYER agrees to pay for all Products and other goods and merchandise sold hereunder in the manner, at the times and on such credit terms as SELLER’s Credit Department may establish from time to time. Payment terms established for sale of Products to BUYER are subject to change by SELLER at any time.

(b) If BUYER fails to make timely payment of any amount due and owing under this Agreement, SELLER and Affiliate may:

(1) impose a late payment charge not to exceed the maximum amount allowed by law;

(2) immediately setoff any amounts owed by BUYER to SELLER or Affiliate against amounts owed by SELLER or Affiliate to BUYER under this or any other agreement between the Parties, or between BUYER and any affiliate of SELLER; or,

(3) treat such failure as a failure by BUYER to comply with a reasonable and materially significant provision of this Agreement, entitling SELLER to terminate this Agreement and the relationship between SELLER and BUYER.

PAYMENTS TENDERED IN FULL SETTLEMENT OF A DISPUTED AMOUNT MUST BE SENT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO “COMMERCIAL CREDIT MANAGER, MARATHON PETROLEUM COMPANY LP, 539 SOUTH MAIN STREET, FINDLAY, OHIO 45840.”

(c) If SELLER decides, in its reasonable discretion, that the creditworthiness of BUYER is at any time unsatisfactory, SELLER shall have the right to require assurances of BUYER’s ability to perform its obligations under this Agreement including, but not limited to, any or all of the following, until BUYER’s creditworthiness becomes satisfactory in SELLER’s reasonable discretion:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(1) SELLER may require payment in cash in advance of each purchase of Products;

(2) SELLER may discontinue further sales or shipments of Product until all payments due have been received; or,

(3) SELLER may withhold payment for Transaction Card sale transaction receipts due to BUYER under this Agreement for transactions at any Branded Outlet, whether operated by BUYER or an Operator.

(d) BUYER shall promptly pay when due all taxes, or other governmental assessments, levied or assessed by reason of BUYER’s operations and its performance under this Agreement. BUYER shall also pay when due any tax (including, but not limited to, sales, use, value added, occupation, gross receipts, registration, ad valorem, excise, environmental (including Superfund), and documentary taxes, including any interest charge or penalty that may result therefrom), duty, fee or other governmental charge, or any other public or private fee, charge or assessment now or hereafter levied on any Products delivered hereunder, or on SELLER or Affiliate, or required to be paid or collected by SELLER or Affiliate, by reason of the purchase, receipt, importation, manufacture, or removal of such Products by SELLER or Affiliate, or levied on or incurred in connection with or incidental to the sale, transportation, storage, delivery, use or removal of such Products, insofar as the same is not expressly included in the prices hereunder. BUYER shall furnish SELLER with satisfactory tax exemption certificates where an exemption is claimed. With respect to any equipment or personal property which SELLER may loan to BUYER, BUYER shall be responsible for reporting and paying all personal property taxes associated with such equipment or personal property. Upon SELLER’s request, BUYER shall provide SELLER proof of proper reporting and payment of all taxes for which the BUYER is responsible under this Agreement. BUYER shall not permit or allow any tax or governmental lien, tax sale, or seizure by levy or execution of similar writ or warrant to occur against BUYER’s Branded Outlet, or any of the inventory, supplies, or equipment located thereon.

SELLER and Affiliate may institute a line-item charge reflecting any carbon taxes, fees, assessment and similar charges or cost of compliance levied, assessed or otherwise incurred as a result of compliance with regulatory requirements by any government or instrumentality or subdivision thereof, applicable to the manufacture, sale, purchase, import, distribution, exchange, use, resale, transportation, delivery, inspection or handling of the Products sold, or proportionately upon feedstock from which Products are derived, including taxes, fees, assessment and any other cost of compliance related to the Low Carbon Fuel Standard for transportation fuels, Cap-at-the-Rack assessment, or similar governmental or regulatory requirements established by a state or federal government (collectively, the “Carbon Surcharge”). BUYER shall bear any Carbon Surcharge incurred, levied or assessed after the date of the Agreement by any government authority or regulatory authority upon the transactions provided for in the Agreement, whether or not paid directly to the government authority.

(e) Nothing in this Section shall operate or be construed as the waiver by SELLER or Affiliate of any legal or equitable remedy to which they are entitled as a result of BUYER’s failure to pay any amount when due. No failure on the part of SELLER or Affiliate to exercise any rights or remedies upon BUYER’s failure to make timely payment of any amount due and owing shall be construed as a waiver of those rights in the event of any subsequent failure.

3.4 Delivery.

(a) SELLER and Affiliate shall not be required or obligated to make any delivery outside of their usual business hours or in any quantity which would exceed maximum load weights permitted by law. Except as set forth in Section 3.4(b), deliveries of Products shall be made f.o.b. the terminal(s) listed at Exhibit A, as amended from time to time;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Title to, and risk of loss, of all Products delivered at terminal(s) shall pass to BUYER when such Products pass the inlet flange on the transport trucks of BUYER or BUYER’s common carrier, except that SELLER or Affiliate shall retain title to any vapors or condensate recovered during delivery. Title to and risk of loss of products other than the Products shall pass to BUYER when such products are loaded for delivery at the point of origin.

(b) Deliveries of all Products delivered to BUYER, directly or through hired common carrier, shall be made, and title to and risk of loss of such Products shall pass to BUYER, as the Product enters BUYER’s storage tanks. Transportation arranged for BUYER shall be at BUYER’s cost and shall not affect title and risk of loss.

(c) SELLER and Affiliate shall have no obligation to deliver Products to BUYER at any terminal unless BUYER, its agents, and its carriers have entered into, and are in compliance with, agreements with the terminal operator governing access to the terminal.

(d) The place of delivery of any Product(s) may be changed by giving BUYER at least fifteen (15) days prior written notice, or such lesser time as is reasonable under the circumstances, in which case the new supply terminal shall be added to Exhibit A where appropriate and the no longer available supply terminal shall be deleted. If a Product is discontinued at the only terminal for such Product and a different terminal is not designated for that Product, then both SELLER (and Affiliate, if applicable) and BUYER shall be relieved of any further obligation hereunder with respect to that Product.

3.5 Warranty. SELLER and Affiliate, if applicable, warrants good title to all Products supplied hereunder at the time of delivery to BUYER, and that each Product supplied hereunder shall comply with all applicable federal, state and local rules and regulations in effect at the time and place title thereto passes to BUYER.

SELLER AND AFFILIATE DISCLAIM ANY AND ALL OTHER WARRANTIES AND REPRESENTATIONS WITH RESPECT TO THE PERFORMANCE OR QUALITY OF PRODUCTS SUPPLIED HEREUNDER INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR BUYER’S PARTICULAR OR INTENDED PURPOSES OR USAGE. FURTHERMORE, UNDER NO CIRCUMSTANCES WILL SELLER AND AFFILIATE BE LIABLE FOR INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUNTIAL DAMAGES, WHETHER UNDER WARRANTY, TORT, CONTRACT, STRICT LIABILITY, OR OTHERWISE.

3.6 Safety and Health. BUYER has received Material Safety Data Sheets (a/k/a Safety Data Sheets) and other information about the safety and health aspects of Products, shall communicate this information to its employees, agents, carriers and customers, and shall require them to further communicate this information. Material Safety Data Sheets (MSDS) for Products are also available at the following Internet address:

https://www.marathonbrand.com/Products/Safety_Data_Sheets_and_Labels//

or such other address as may be designated from time to time.

3.7 Audit Rights. To verify BUYER’s performance under this Agreement and any related agreements, or in furtherance of compliance and quality assurance programs instituted and amended by SELLER or Affiliate from time to time:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(a) BUYER will cooperate fully and completely with audits and inspections conducted by SELLER from time to time. SELLER shall have the right to audit records in the possession or control of BUYER, inspect the Branded Outlets, inspect and copy each Branded Outlet’s daily inventory control and reconciliation records, conduct audits of dispensers and meter readings, and obtain and remove samples of Products taken from underground tanks, dispensers or other components of each Branded Outlet’s motor fuel delivery system. SELLER may delegate the conduct of such audits to Affiliate or a third party designee.

(b) BUYER will ensure that each Operator cooperates fully and completely with such audits and inspections. SELLER will have the right to enter and inspect the facilities at any Branded Outlet operated by the Operator, sample Products stored in underground tanks or located elsewhere in equipment within the possession or control of the Operator, and inspect the books, records, daily inventory control and reconciliation records, and meter readings of the Operator relating to operation of any Branded Outlet operated by the Operator, wherever such books, records and readings are located.

3.8 Electronic Communication.

(a) BUYER agrees that all Branded Outlets operated by BUYER, and by any Operator, will be and remain, during the Term, equipped with hardware and software, including upgrades, as necessary for e-mail capability and access to the Internet, so that SELLER or Affiliate may communicate and exchange business transaction and other information via SELLER’s eMpowered Marketing portal, TSO Connect, or other designated means or portal established by SELLER or Affiliate in replacement thereof.

(b) BUYER consents to the receipt of notices, advertisements, announcements, brochures and other information pursuant to or relating to this Agreement via facsimile, telephone, e-mail and other modes of electronic communication. BUYER further agrees that electronic signature methods are valid means of executing this Agreement as well as any other related agreements between BUYER and SELLER or Affiliate.

4. ALLOCATION OF RISK

4.1 Supply Shortage.

(a) Any term or provision of this Agreement to the contrary notwithstanding, if SELLER or Affiliate anticipates a shortage of Products, crude oil, raw materials, fuels, or refining capacity, from whatever cause, and regardless of whether such shortage is anticipated to affect its own or its other regular sources of supply, or supply in the industry generally, which in its sole discretion determines will require a limitation generally on the type or quantities of Products to be supplied hereunder, or if such a limitation is recommended or imposed by any governmental authority, whether or not ultimately held to be valid, SELLER or Affiliate may implement a plan, formula or method to reduce demand for Products, allocate supply of Products among BUYER and its other customers, or both.

(b) SELLER and Affiliate will not be required to make up Product volumes not supplied to BUYER as a result of, and are not liable to BUYER for damages, losses, freight or other costs or expenses incurred by BUYER in connection with, a plan, formula or method instituted pursuant to Section 4.1(a).

(c) In any month in which measures pursuant to Section 4.1(a) are implemented, the Exhibit A Volume will apply only on a pro rata basis to those days of the month in which the allocation is not in effect. The Exhibit A Volume in any month following the month in which such measures cease shall be as provided in this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

4.2 Force Majeure.

SELLER and Affiliate will be excused from delay or nonperformance if they are unable to meet the demand for Products at their usual distribution points, for reasons including a refinery turnaround, unavailability of Products or an element or component necessary in the production or delivery of Products, unavailability of or interference with usual sources of Products or crude oils or other constituent materials, or the usual means of transporting any of the same. SELLER, Affiliate, or BUYER will be excused from their respective obligations under this Agreement to the extent that performance of any obligation is delayed or prevented by circumstances beyond the non-performing party’s reasonable control, including the following: acts of God, acts of federal, state or local governments or agencies, compliance with requests, recommendations, laws or orders of any governmental authority or any instrumentality thereof, fire, explosion, mechanical breakdown, strikes, plant slow down or shutdown, riots or other civil disturbances (“Event of Force Majeure”). Promptly upon an Event of Force Majeure that will materially delay or prevent performance of a party, the party experiencing the Event of Force Majeure shall give notice to the other party specifying the nature of the Event of Force Majeure and the expected time that it will continue. Neither party shall be relieved of any obligation to pay any sums due on the basis of an Event of Force Majeure. If, due to any of the foregoing reasons, there should be a shortage of any Product from any source, SELLER and Affiliate shall not be obligated to purchase supplies from any other than their usual sources or to divert supplies in order to perform this Agreement and may allocate available supplies in their sole discretion among their customers and internal uses in any manner they find reasonable.

4.3 Indemnification.

To the fullest extent authorized under applicable law, except to the extent of SELLER’s or Affiliate’s sole negligence, SELLER’s or Affiliate’s willful misconduct, or SELLER’s breach of this Agreement, BUYER agrees to indemnify, defend and hold harmless SELLER (including its directors, officers, agents, employees and Affiliate) from and against any and all claims, actions, liabilities, losses, costs and expenses (including reasonable attorneys’ fees and expert witness fees) for or involving any property damage, personal injury, bodily injury, death, remediation or clean-up, fines, penalties, taxes, business interruption, or any other cause of action or claim of every nature or kind whatsoever, in any way arising out of or incident to or related to BUYER’s purchase of Products under this Agreement or its sale or consignment of Products to any Branded Outlet, including, but not by way of limitation, any and all claims arising out of or based on (i) any breach by BUYER of any provision of this Agreement or of any duty owed by BUYER to SELLER, to Affiliate or to the public, (ii) BUYER’s purchase, storage, use, sale, transportation, loading or unloading, delivery, or disposal of Products, including any claims in any way arising out of BUYER’s or BUYER’s agents, servants, employees, Operators, contractors, or carriers entering, leaving or being upon SELLER’s premises (SELLER’s premises as used herein shall mean any delivery point or any location where Products are made available to BUYER under this Agreement), (iii) any violation of any federal, state or local regulations, by BUYER or its agents, servants, workmen, employees, Operators, contractors, or carriers, (iv) any cleanup, remediation, or damages caused in whole or in part by any release or discharge of Products (or other pollutant or hazardous substance) by BUYER, or BUYER’s agents, servants, employees, Operators, carriers, or contractors, (v) the use or occupancy of BUYER’s Branded Outlet or a Branded Outlet, (vi) BUYER’s or an Operator’s operation of its business or the use, custody or operation of equipment owned by SELLER or Affiliate, or any other equipment, or BUYER’s or its Operators’ failure to perform any obligations hereunder, including but not limited to the obligations set forth in 5.5(c); (vii) any sale or consignment of Products to any Branded Outlet (including any dispute related to the terms of sale (e.g., price) or the condition, quantity, or quality of the Products sold), (viii) BUYER’s breach of or failure to perform any contractual or other duty owed to an Operator or to any third person, or (ix) any intentional or unintentional violation by BUYER of any

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legal duty, obligation, or requirement applicable to BUYER’s business, BUYER’s Branded Outlet, BUYER’s storage, transportation, or sale of Products, or the disclosure or warning of risks associated with Products at BUYER’s Branded Outlet or any Branded Outlet, (ix) for any or otherwise fines, penalties, damages, claims or assessments incurred by SELLER or Affiliate as a result of any violation or alleged violation of PCI DSS or any other applicable laws, rules and regulations pertaining to Transaction Cards and credit card security by BUYER or any Operator. To the extent that BUYER may be immune from any liability under or by virtue of any applicable industrial insurance or workers’ compensation statute, BUYER agrees to waive such immunity to the extent such immunity would otherwise extend to its defense and indemnification obligations under this Agreement. The provisions of this Paragraph shall survive the termination or expiration of this Agreement.

4.4 Notice of Claim and Limitations on BUYER’s Claims.

BUYER shall notify SELLER in writing of the exact nature of any nonconformity in the type, quantity, quality, or price of any Products delivered to or purchased by BUYER under this Agreement within thirty (30) calendar days after taking delivery of the Products. BUYER hereby waives any claim based on any such nonconformity, including any product defect, of which BUYER does not so notify SELLER. Should BUYER claim that any Product sold was in any way defective, BUYER shall promptly furnish samples of the Product claimed to be defective, but SELLER and Affiliate shall have the right to take their own samples, and BUYER shall preserve an adequate quantity of the Product for a reasonable period of time to allow SELLER and Affiliate to take such samples. In any event, SELLER and Affiliate shall not be liable for any claim in excess of the purchase price of the Product or for any special, indirect, incidental, or consequential damages of any kind, whether based in contract, tort (including negligence or strict liability), warranty or otherwise. Every notice of claim shall set forth fully the facts on which the claim is based.

4.5 Insurance.

Without limiting in any way BUYER’s obligations and liabilities under this Agreement, BUYER shall procure and maintain at its expense, for the duration of the Term, the following insurance policies:

(a) Worker’s Compensation and Employer’s Liability covering the employees of BUYER for all compensation and other benefits required of BUYER by the Worker’s Compensation law or other statutory insurance laws in the state having jurisdiction over such employees and the location of their employment with BUYER. Employer’s Liability Insurance shall have limits of not less than Five Hundred Thousand Dollars ($500,000) per occurrence. The Workers’ Compensation and Employer’s Liability policies shall provide that all rights of subrogation against SELLER and its affiliates are waived when permitted by law.

(b) General Liability Insurance, including contractual liability, XCU (explosion, collapse and underground) hazards, premises and completed operations, and products liability, to cover liability for bodily injury and property damage, with a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence.

(c) Insurance for BUYER’s garagekeeper’s legal liability for property under BUYER’s care, custody and control, where BUYER operates repair or lubrication bays at Branded Outlets, including coverage for fire, theft, or collision of automobiles, and including vandalism and malicious mischief with such insurance having limits of not less than One Hundred Thousand Dollars ($100,000); and

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(d) Automobile Liability Insurance covering bodily injury including death, and property damage for the operation of owned, hired, or otherwise operated non-owned automotive equipment used in performance of the business of BUYER, with a single limit of not less than One Million Dollars ($1,000,000).

BUYER’s insurance under Sections 4.5(b), (c), and (d) shall be endorsed to include SELLER and Affiliate as additional insureds with respect to liability arising out of BUYER’s operations or any premises owned or leased by BUYER. BUYER shall furnish SELLER with certificates of insurance which document that all coverages and endorsements required by this Section 4.5 have been obtained. Renewal certificates shall be obtained by BUYER as and when necessary, and copies thereof shall be forwarded to SELLER as soon as same are available and in any event prior to the expiration of the policy so renewed. These certificates shall provide that the insurer shall give thirty (30) days written notice to SELLER prior to change or cancellation of any policy. In no event shall SELLER’s acceptance of an insurance certificate that does not comply with this Section 4.5 constitute a waiver of any requirement of this Section 4.5.

5. USING, PROTECTING THE MARKS

5.1 Grant of License.

(a) Upon and subject to the terms and conditions of this Agreement, SELLER grants to BUYER the non-exclusive and limited right to use the Marks in connection with the advertising, distribution, and resale of Products at the Branded Outlets owned, operated or supplied by BUYER, while this Agreement remains in effect. BUYER will use the Marks in strict accordance with this Agreement.

(b) Upon and subject to the terms and conditions of this Agreement generally and, specifically, the following, SELLER consents to BUYER’s grant of use of the Marks to Operators for use, in strict accordance with this Agreement, in connection with the advertising and resale of Products at Branded Outlets operated by Operators, while this Agreement remains in effect:

(1) BUYER represents that each Operator as of the date of this Agreement has been identified and disclosed to SELLER. BUYER agrees to disclose to SELLER, and obtain SELLER’s prior approval of, any other party to whom BUYER desires to sublicense the Marks during the Term.

(2) SELLER has the right, and not the obligation, to approve the grant of use of the Marks to any Operator. SELLER will not unreasonably withhold its approval, but BUYER agrees that in making its decision to approve an Operator, SELLER may consider all factors relevant to the protection of SELLER’s or Affiliate’s rights to, and preservation of the brand value of, the Marks including, but not limited to:

(i) the location, appearance, operations, volumes, canopies, dispensers, payment card readers and other improvements, facilities or equipment of any retail location(s) that will become Branded Outlets;

(ii) the then-current image and identification standards for the Brand proposed for the location;

(iii) SELLER’s and Affiliate’s marketing strategies and development plans; and

(iv) Geographic density.

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BUYER agrees not to enter into any agreement, relationship or arrangement for the supply of Products to, or the use of the Marks by, any third party until SELLER has approved the third party as an Operator.

(c) SELLER’s approval notwithstanding, Exhibit B shall not list, add, or be amended with respect to add any Branded Outlet of any Operator unless BUYER shall have delivered to the Operator copies of SELLER’s or Affiliate’s then-current Credit Card Handbook, the then-current image and identification standards for the Brand proposed for the location, and SELLER or Affiliate’s then-current appearance and customer service objectives and expectations for Branded Outlets. If the Operator will use the STP® mark and related logos, BUYER shall also deliver to the Operator a copy of the then-current STP® Program rules attached as Exhibit “C” to this Agreement and incorporated herein by reference (“STP® Program Rules”). BUYER may deliver the above-referenced information to Operator by referring Operator to an appropriate web site where the above-referenced information has been posted by SELLER or Affiliate.

5.2 Rights and Benefits Derivative.

BUYER acknowledges that all of its rights to display, use and sublicense the Marks are derived from this Agreement, and that BUYER’s use and the use by Operators of the Marks shall inure fully to the benefit of SELLER. BUYER acknowledges that the Marks are a valuable and important property right of SELLER or Affiliate and BUYER agrees to refrain, and to cause the Operators to refrain from any action to infringe upon or dilute SELLER’s and Affiliate’s rights to the Marks.

5.3 Limitations on Scope of License.

No right to use any variant of the Marks is granted under this Agreement. Neither BUYER nor any Operator shall use any of the Marks as part of a company name, or the name of any subsidiary now existing or acquired later. Neither BUYER nor any Operator shall use any of the Marks in connection with any advertisement or other display that, in SELLER’s sole judgment, is likely to cause confusion as to the ownership of the Marks or reflects unfavorably upon SELLER’s or Affiliate’s reputation, business, or any of their Brands. SELLER has the exclusive right to determine which Marks will be available to each Branded Outlet, and the manner in which the Marks will be used or displayed at each Branded Outlet.

5.4 Image and Identification Standards.

While this Agreement remains in effect, BUYER agrees to:

(a) use, and to cause the Operators to use, the Marks in strict compliance with this Agreement and the image and identification standards established from time to time by SELLER for the Marks. BUYER acknowledges that BUYER has received, read, and understands SELLER’s image and identification standards for the Marks, as published via SELLER’s and Affiliate’s web portals for branded jobbers. SELLER reserves the right to change, from time to time, all or part of its image and identification standards, effective ten (10) days after written notice of the changes is given to BUYER.

(b) cause the Branded Outlets and the Operators to store only Products in Branded Outlet storage tanks and receptacles, dispense only Products from Branded Outlet dispensers, refrain from the dilution, adulteration, mixture or blending of Products with any other product or substance, whether supplied by SELLER or another party, and otherwise to refrain from the commingling of Products with other petroleum products, whether branded or unbranded, including but not limited to SELLER’s or Affiliate’s unbranded petroleum products.

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The Parties agree that only the Brand of Products identified in Exhibit B as approved for sale at each Branded Outlet may be sold to the public at Branded Outlets, unless required by law or by written approval of SELLER. The Parties further agree that the adulteration of Products, the misbranding as Products of petroleum products from a source other than SELLER and Affiliate, the sale of a Brand of Product other than the Brand approved for sale at the Branded Outlet as set forth on Exhibit B, or the misbranding of unbranded gasoline as Products at any Branded Outlet, constitutes grounds for termination or non-renewal of this Agreement under the PMPA. If gasoline or diesel products other than the Products are allowed to be sold at a Branded Outlet, all such products must (i) be clearly identified to SELLER’s sole satisfaction as NOT being SELLER or Affiliate branded Products and, (ii) unless otherwise allowed by law, be sold out of dispensers not located under a branded canopy.

(c) notify SELLER and take immediate corrective action upon discovery of any Product commingling, adulteration, dilution, mixing, blending, or misbranding, regardless of source, and regardless whether discovered by BUYER, SELLER, Affiliate or an Operator.

5.5 BUYER Property and Websites.

(a) BUYER may use the Marks, in strict compliance with this Agreement and the identification standards established from time to time by SELLER and Affiliate for the Marks, in conjunction with BUYER’s websites, business forms, advertising materials, vehicles and other property related to the advertising, distribution or sale of Products, provided BUYER is clearly identified as a “jobber” or otherwise as a distributor of Products in connection with such use. SELLER has the right to approve any such use of the Marks in advance and revoke its approval at any time and for any reason.

(b) In connection with transporting and delivering Products to Branded Outlets, BUYER may use a transport, delivery vehicle or tankwagon which does not carry the Marks; provided that, other than the trademark, trade name, logotype, or other identification of BUYER, such vehicle shall not bear the trademark, trade name or other identification of any other gasoline or related products refiner, marketer or distributor.

(c) Site Approval and Marks Revocation; De-Branding. SELLER will have the right to revoke its prior approval identifying Branded Outlet if the site no longer conforms to or fails to conform to: the terms or conditions of this Agreement and related agreements; SELLER’s then current image programs or standards (both operational and visual), as amended from time to time. BUYER agrees that its right to use the Marks under this Agreement will be subject to SELLER’s and Affiliate’s then-current retail marketing strategies and development plans, as amended from time to time. SELLER may, but is not obligated to, give conditional approval to display the Marks before all standards are implemented at a Branded Outlet. In such event, SELLER will have the right to revoke its prior approval or any conditional approval identifying a Branded Outlet if after six months from such conditional approval, the site is not fully identified with approved Marks or sites are not equipped with required equipment. If SELLER revokes its approval to use the Marks at any Branded Outlet, BUYER will immediately cease using or displaying, or cause its Operator to cease using or displaying the Marks at that location, including obliterating the Marks such that a reasonable consumer would not be misled as to the identity, brand and origination of the products being sold at such location. BUYER agrees to bear the full costs associated with causing its Operators to cease using or displaying the Marks, and to fully reimburse SELLER and Affiliate in the event that SELLER and Affiliate incur costs and expenses, including attorneys’ fees, in

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association with causing BUYER and BUYER’s Operators to cease using or displaying the Marks. SELLER will also have the right, at any time and for any reason, to revoke its prior approval to use certain or all of its Marks at certain or all Branded Outlets (or at certain locations at an approved Branded Outlet) and, where applicable and in its sole discretion, to substitute any other Marks in their place.

5.6 Signs.

(a) SELLER may, but is not obligated to, provide to BUYER and the Operators, for use on buildings, dispensers, canopies, valance skirts, and other equipment at Branded Outlets, such Brand Signage and related items bearing the Marks as SELLER deems necessary, and on such terms and conditions as SELLER may establish from time to time. BUYER will locate and display all Brand Signage at the Branded Outlets in compliance with SELLER’s image and identification standards for branded retail outlets then in effect and as amended from time to time.

(b) If SELLER supplies to BUYER Brand Signage incorporating the STP® mark or STP® logo, BUYER’s use of such Brand Signage shall be subject to the STP® Program Rules. Moreover, BUYER agrees and acknowledges that in such case, BUYER’s right to use the STP® mark or STP® logo at any specific Branded Outlet (including BUYER’s right to enter into trademark use agreements with Operators governing use of the STP® mark or STP® logo) is contingent upon the continuation of SELLER’s license to these marks from the owner of the STP® mark with respect to the specific Branded Outlet at issue, and upon termination of such license by the owner of the STP® mark in total, or with respect to the specific Branded Outlet at issue, BUYER’s use of such Brand Signage will terminate and be of no force or effect, either in total or with respect to the specific Branded Outlet at issue.

(c) Unless otherwise agreed in writing by SELLER and BUYER, any Brand Signage provided by SELLER to BUYER or an Operator at any time shall be and shall remain the property of BUYER. BUYER shall not relocate any Brand Signage furnished by SELLER from one Branded Outlet to another, or to any other retail location, without SELLER’s prior written consent.

(d) BUYER shall be responsible for all of the costs and expenses of maintenance and operation of all Brand Signage. BUYER agrees to keep, and to cause each Operator to keep, all Brand Signage in good repair and condition at all times.

(e) Prior to the sale, lease or other disposition of a Branded Outlet upon which Brand Signage owned by SELLER (if any) is located, BUYER will, or will cause the Operator of the Branded Outlet to inform the other party to such transaction of SELLER’s ownership thereof.

5.7 Use of Confidential Information.

SELLER and Affiliate may make available to BUYER certain Confidential Information. BUYER shall not use the Confidential Information for any purpose other than the performance of BUYER’s obligations under this Agreement. BUYER agrees that it shall return all Confidential Information to SELLER after termination of this Agreement, and agrees further that during the Term, BUYER shall not disclose or provide any Confidential Information to third parties and shall take precautions to guard against the inappropriate disclosure of Confidential Information to third parties by BUYER’s officers, directors, employees, agents, and representatives.

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5.8 Change of Brand.

In addition to the provisions of Section 5.4 concerning Image and Identification Standards, SELLER has the right, on One Hundred Eighty (180) days prior written notice, to change the Brand set forth in Exhibit B for any Branded Outlet supplied by BUYER under this Agreement. If a rebranding of a Branded Location is required under this Section 5.8, SELLER and BUYER will negotiate and agree to the terms of an incentive program applicable to such rebrand.

5.9 Nonexclusive Distributor.

BUYER is a nonexclusive distributor of the Products specified in this Agreement. BUYER’s right to sell any Product and BUYER’s right under this Agreement to use or further grant the use of the Marks is not exclusive and BUYER has no exclusive territory. SELLER and Affiliate specifically reserve, without limitation, the unqualified right to sell and distribute the Products and other branded products and to directly compete with BUYER and Branded Outlets and to establish, either directly or through other jobbers, wholesalers and distributors, gasoline outlets and facilities, whether using the Marks, other brands or no brand.

5.10 Independent Business Relationship.

This Agreement does not establish a partnership, joint venture, or fiduciary relationship between the Parties. BUYER is, and at all times shall remain, an independent contractor, and shall not make any representations or take any action which might establish any actual or apparent agency, joint venture, partnership, or employment relationship with SELLER or Affiliate, and SELLER and Affiliate shall not be obligated in any manner by any agreements, warranties, or representations made by BUYER to third parties. Nothing in this Agreement shall be construed as reserving to SELLER or Affiliate any right to exercise any control over, or to direct in any respect the conduct or management of BUYER’s or its Operators’ businesses or operations related to this Agreement.

6. PRESERVING BRAND VALUE

6.1 Appearance and Customer Satisfaction.

BUYER acknowledges that the appearance of, and customer experience at, every Branded Outlet reflects on the good will value of the Brands to every customer, SELLER and Affiliate, and are essential to the reputation of the Marks, Brands and Products. BUYER accordingly agrees, and agrees to cause the Operators, while this Agreement remains in effect, to:

(a) fulfill, at each Branded Outlet, the appearance and customer service objectives and expectations established from time to time by SELLER for its branded outlets, including those set forth in Section 6.2, below;

(b) refrain from use, and from allowing the use, of any Branded Outlet for sale, use, storage, rent, display, or offering of:

(1) pornographic or sexually explicit magazines, videotapes, compact disks, digital video disks, electronic and digital media, and similar literature or items of merchandise;

(2) illegal gambling, illegal gaming, or any gaming that, in SELLER’s sole judgment, may constitute an unlawful activity, regardless of whether such sale, use, storage, rent, display or offering is lawful, including without limitation, such activities at a facility that may be confused by the consuming public as associated with the Branded Outlet;

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(3) scheduled or controlled substances, illegal drugs and any item that, in SELLER’s sole judgment, would have the potential to negatively impact its brand reputation or is analogous to a scheduled or controlled substance, regardless of its labeling and regardless whether its sale, use or distribution is lawful, including but not limited to, substances known or marketed as synthetic drugs, “spice”, “herbal incense”, “K2”, “bath salts” or the like; and

(4) any item that, in SELLER’s sole judgment, is intended or designed for use in ingesting, inhaling, or otherwise consuming an illegal drug or for manufacturing or processing of an illegal drug, including but not limited to, pipes, tubes, roach clips, instructions or descriptive materials, or containers for concealing illegal drugs or drug paraphernalia;

(c) refrain from charging unlawful prices for Products sold during a declared or undeclared crisis or emergency; and

(d) train employees and establish and enforce reasonable controls, procedures and safeguards for the detection and prevention at the Branded Outlets of:

(1) skimming, identity theft, and other forms of fraud involving the use of Transaction Cards; and

(2) the sale of tobacco or alcohol content products, and any other age-restricted products, to underage customers.

For the avoidance of doubt, the appearance and customer service objectives and expectations of SELLER in effect on the date of this Agreement are represented by the requirements of this Agreement and by “mystery shop” assessments conducted pursuant to SELLER’s and Affiliate’s then-existing guidelines, including as set forth in the then-current “Customer First Improvement Program” or any similar program then in effect. SELLER reserves the right to change, from time to time during the Term, the appearance and customer service objectives and expectations, to change the terms and conditions of, and manner of implementing the “Customer First Improvement Program” guide or any similar guide of its Affiliate (as well as all “mystery shop” assessments), to discontinue the “Customer First Improvement Program”, and to institute other programs and assessment methods in furtherance of SELLER’s appearance and customer service objectives and expectations, provided that such changes shall be applicable to all members of SELLER’s branded jobber class of trade.

6.2 Operation of Branded Outlets.

BUYER shall at all times operate, or cause the Operators to operate, each Branded Outlet in accordance with the standards of operation and appearance which SELLER may from time to time specify to protect SELLER’s and its Affiliate’s goodwill and the value of the Marks and Brands. In the absence of any other written specification or standard to the contrary which may be issued by SELLER, BUYER shall at all times operate, or cause the Operators to operate, each Branded Outlet in accordance with the following standards of operation and appearance, but the means and manner of performance shall be within the sole discretion of BUYER or its Operators:

(a) Merchandising. BUYER shall diligently and efficiently merchandise and promote the Products which may be offered for resale under the Marks. Branded Outlets shall not display or offer merchandise or paraphernalia, which SELLER, in its sole discretion, deems morally offensive or distasteful to the general public.

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(b) Service Work. All service work, if any, shall be done in such a manner as not to disparage the Marks or the goodwill of the Brand or Marks.

(c) Staffing. Branded Outlets shall maintain an adequate and competent staff of employees, considering the volume and nature of the business activity, to meet the standards specified in this Paragraph.

(d) Customer Complaints. BUYER or its Operator shall conduct the operations of the Branded Outlet in a professional and business-like manner in order to avoid customer complaints. BUYER and the Operator shall, within ten (10) days, courteously respond to any customer complaints received.

(e) Maintenance – Housekeeping. Branded Outlets and equipment (including adjacent sidewalks and driveways, easements and all landscaped areas) shall be maintained in good condition and repair, and restroom shall be neat, clean and well maintained.

(f) Vehicles – Other Mobile Equipment. Branded Outlets shall be kept clear of vehicles, other mobile equipment and obstructions, which may restrict traffic flow, endanger customer safety or detract from appearance.

(g) Uniforms. Branded Outlet personnel shall wear neat, clean clothing of a consistent type and style, with name tags prominently displayed at all times.

(h) Lighting. Sufficient lighting and illuminated signs to provide full visibility of the Branded Outlet, including enclosed areas, at all times while open for operation shall be used.

(i) Signs. Except as may otherwise be required by law, or in compliance with SELLER’s trademark or trade dress requirements, the Branded Outlets shall not display any signs, posters, flags, pennants or other advertising devices without SELLER’s prior written consent, and shall in no event place such signs in a position which would block any view of the Marks.

(j) Image. Branded Outlets shall be maintained in compliance with the trademark and trade dress requirements provided by SELLER, and which SELLER may change from time to time. Within one hundred eighty (180) days after execution of this Agreement, BUYER agrees that all Branded Outlets shall have, at BUYER’s expense, completed all renovations, improvements, or upgrades necessary to conform to and comply with the then current trademark and trade dress standards and specifications provided by SELLER.

(k) Reputation; Publicity. BUYER and its Operators must at all times operate Branded Outlets in a manner that promotes the favorable reputation of SELLER, its Affiliate, the Marks, the Products and the Brands. If, in SELLER’s sole judgment, a Branded Outlet gains a negative reputation or generates negative publicity in the general or social media for reasons including, but not limited to, excessive instances of customer fraud, multiple instances of skimmers discovered on dispensers, loitering, crimes against persons or property, unsafe conditions, discrimination and other situations likely to impact the reputation and goodwill of SELLER or its Affiliate, SELLER reserves the right to require the de-branding of such Branded Outlet in accordance with Section 7 of this Agreement.

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6.3 Assessments.

BUYER acknowledges that BUYER has received, read and understands, and will ensure that each Operator has received, read and understands SELLER’s “Customer First Improvement Program” guide, as such guide may be amended from time to time, or the analogous guide associated with Brands being offered to BUYER (each an “Assessment Guide”). If a “mystery shop” or other assessment of a Branded Outlet indicates that SELLER’s appearance and customer service objectives and expectations are not being fulfilled at a Branded Outlet, BUYER agrees to promptly take, or to cause the Operator of the Branded Outlet to take, any corrective measures recommended by SELLER and reasonably related to the improvement of customer service at, or the appearance of, the Branded Outlet. BUYER agrees that the failure of any Branded Outlet to achieve a satisfactory score on “mystery shop” or other assessments of the Branded Outlet due to causes reasonably related to the improvement of appearance or customer satisfaction at the Branded Outlet, as described further in the applicable Assessment Guide, is a failure to fulfill SELLER’s appearance and customer service objectives and expectations. SELLER reserves the right to charge BUYER for all or a portion of the cost incurred in conducting any “mystery shop” or other assessments, including the cost of follow-up compliance assessments to evaluate cure actions, at the Branded Outlets, as set forth in the Assessment Guides.

6.4 Care and Handling of Products; Product Quality Assurance.

BUYER acknowledges that the quality of the Products at every one of the Branded Outlets reflects on the goodwill value of the Brands, and are essential to the reputation of SELLER, Affiliate, the Marks, the Products and the Brands. BUYER accordingly agrees, and shall cause each Operator, to:

(a) establish, for the Branded Outlets, procedures for the routine inspection and sampling of above ground and underground storage tanks (including, but not limited, to fill caps and gaskets) and dispenser filters, to detect the presence of excessive water or sediment levels, microbiological growth, equipment damage, or other potential causes of Product contamination;

(b) take immediate corrective action upon discovery of any defective Products at a Branded Outlet, regardless of cause, and regardless whether discovered by BUYER, SELLER, Affiliate or an Operator, and discontinue the sale of defective Products immediately upon discovery;

(c) refrain from the sale of Products which do not comply with applicable Reid Vapor Pressure, oxygenated gasoline, low-sulfur diesel, and reformulated gasoline standards;

(d) comply with all applicable laws, regulations and ordinances (1) relating to the storage, transportation, dispensing, and sale of the Products; or (2) otherwise relevant to the operation of motor fuel retail outlets;

(e) keep all dispensers, dispenser filters, pumps, nozzles, tanks (including but not limited to fill caps and gaskets), hoses, Stage II Vapor Recovery equipment (where applicable) and other equipment designed and intended for the storage, dispensing, and sale of the Products clean and in good working condition at all times;

(f) periodically train BUYER employees and Operator employees in handling, sampling, and oversight for “Reid Vapor Pressure”, oxygenated gasoline, low-sulfur diesel, and reformulated gasoline standards compliance; and

(g) to take, or to cause the Operator of a Branded Outlet to take, any corrective measures recommended by SELLER or Affiliate and reasonably related to the cure of non-compliance with product quality assurance expectations at the Branded Outlet.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

The product quality assurance expectations of SELLER in effect on the date of this Agreement are represented by the requirements of this Agreement and by SELLER’s “Product Quality Assurance Program” guide, as may be amended from time to time. From time to time during the Term, SELLER reserves the right to change its product quality assurance expectations, to change the terms and conditions of, and manner of implementing the “Product Quality Assurance Program” (including, but not limited to, reviews of the Branded Outlets conducted in connection with such product quality assurance expectations), to discontinue the “Product Quality Assurance Program”, and to institute other programs and review methods in furtherance of SELLER’s product quality assurance expectations.

6.5 Transaction Cards.

(a) If SELLER or Affiliate elects to issue its own or accept specified third party credit cards, debit cards, fleet cards, credit identifications, or other transaction authorization cards, including electronic or mobile, virtual or biometric payment methods in the marketing area in which Branded Outlets are located, BUYER shall honor, and shall cause the Operators to honor, all such Transaction Cards at all Branded Outlets, and account for all such transactions, in strict compliance with the provisions of this Agreement, the issuers of any such Transaction Cards and any Transaction Card procedures and requirements furnished to BUYER included in the then current guidance provided or made available to BUYER for use of BUYER and the Operators and pertaining to the specific Brand authorized by SELLER for use at each Branded Outlet, as amended from time to time (“Credit Card Handbook”). BUYER acknowledges and agrees that there may be one Credit Card Handbook applicable to Branded Outlets operated under the MARATHON® Brand, and a separate Credit Card Handbook applicable to Branded Outlets operated under the ARCO® Brand. SELLER and Affiliate shall accept from BUYER all authorized invoices or transactions based on Transaction Cards, and, at SELLER’s or Affiliate’s option, shall pay the amount of the invoice or transaction to BUYER by check, credit the amount to BUYER’s bank account electronically or set off the amount against BUYER’s account, in each case after deducting any service charge to BUYER in effect under the then current Credit Card Handbook. For each invoice or transaction or portion thereof which is not authorized, which is for any reason disputed by the customer, or which is otherwise subject to chargeback by the issuer or under the Credit Card Handbook, SELLER or Affiliate may either charge the invoice or amount to BUYER’s account or require BUYER to make immediate refund of the invoice amount, including refund by draft or EFT or other electronic or digital means initiated by SELLER or Affiliate without deduction for any service charge previously earned thereon by SELLER or Affiliate. SELLER or Affiliate may at its option and without limitation of any other rights or remedies available to it under the Agreement or otherwise, limit or cancel the right of BUYER or any Operator to participate in the program for Transaction Cards. BUYER (i) acknowledges that the Credit Card Handbook and any revision thereof have been made available to BUYER, and (ii) shall comply with SELLER’s and Affiliate’s procedures as set forth in the Credit Card Handbook and in any future revision thereof. SELLER and Affiliate may also, without limitation of any other rights or remedies available to it under this Agreement or otherwise, charge and collect from BUYER any and all fines or fees referenced in the Credit Card Handbook. BUYER shall be responsible for and shall not be paid for any chargebacks, regardless of fault. BUYER shall be responsible for compliance and shall ensure compliance at all Branded Outlets with all applicable Payment Card Industry Data Security Standards (“PCI DSS”) and any other applicable laws, rules and regulations pertaining to any Transaction Card and credit card security, as further set forth in the Credit Card Handbook.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(b) Point of Sale Equipment and Software. SELLER and Affiliate may issue, amend, or otherwise modify certain policies or requirements pertaining to BUYER’s and the Operators’ acceptance of Transaction Cards or payment methods. BUYER agrees to comply with such policies or requirements as may be issued or modified. Without limitation, such policies or requirements may require BUYER to purchase, lease and install at all Branded Outlets approved electronic point-of sale equipment, hardware, and software, and to comply with all rules or requirements that may be issued by an approved third-party processor. All payment points at the Branded Outlets will have near field communication capability. SELLER or Affiliate may sell, loan, or license to BUYER and the Operators certain POS software or hardware, and, in such event, BUYER acknowledges, and shall cause the Operators to acknowledge, that BUYER and the Operators shall have no right, title or ownership interest in any such POS software or hardware, that such software and hardware is proprietary, and that BUYER and the Operators shall not reverse engineer, decompile, disassemble or otherwise attempt to derive the source code for such POS software or hardware, or in any way alter its intended functionality. BUYER agrees to pay additional costs or fees associated with the purchase, loan, operation of the POS equipment or software by BUYER or Operators, including but not limited to, the price of the equipment, costs associated with satellite connections, telecommunications charges, and installation and upgrading of POS equipment or software. BUYER shall be responsible for repair and maintenance of such equipment and software. SELLER or Affiliate may provide managed network services at BUYER’s expense. BUYER shall ensure access to all Branded Outlets for such services.

(c) BUYER acknowledges that (1) BUYER has received, read and understands the Credit Card Handbook(s) in effect on the date of this Agreement; and (2) current versions of the Credit Card Handbooks are accessible in electronic form via SELLER’s Marketing portal, whether the eMpowered portal, TSO Connect, or another such portal as may be developed from time to time. SELLER reserves the right to revise or consolidate the Credit Card Handbooks from time to time.

(d) BUYER will ensure that each of BUYER’s Operators receives, reads and understands these rules, regulations, requirements and procedures for accepting and processing Transaction Card receipts in effect from time to time and set forth in the applicable Credit Card Handbooks.

(e) BUYER WILL USE, AND WILL ENSURE THAT EACH OPERATOR USES:

(1) POINT OF SALE EQUIPMENT AND ASSOCIATED SOFTWARE THAT HAVE BEEN CERTIFIED BY SELLER OR AFFILIATE FOR ELECTRONICALLY SUBMITTING RECEIPTS FOR TRANSACTION CARD SALES TRANSACTIONS TO SELLER’S OR AFFILIATE’S PROPRIETARY PAYMENT CARD SYSTEM; AND,

(2) SELLER’S OR AFFILIATE’S PROPRIETARY PAYMENT CARD SYSTEM FOR THE PROCESSING RECEIPTS FOR ALL TRANSACTION CARD TRANSACTIONS INVOLVING BRANDED PRODUCTS.

SELLER and Affiliate may from time to time provide software updates for use with certified point of sale equipment. BUYER will install, and ensure that each Operator installs, such updates in a timely manner.

(f) BUYER acknowledges and agrees that fraud resulting from theft, copying, skimming or other compromise of the security and privacy of electronic information contained in Transaction Cards processed at any of the Branded Outlets reflect negatively on SELLER, Affiliate, the Marks, the Brands and the reputation of the Products, such that prevention thereof is reasonable and of material significance to the relationship between the Parties.

(g) BUYER agrees that SELLER and Affiliate shall have the right, but not the obligation, to withhold amounts due under this Agreement to BUYER and its Operators for Transaction Card receipts, and apply such amounts toward the payment of any indebtedness owed by BUYER to SELLER, Affiliate or their subsidiaries.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(h) BUYER agrees to accept any and all gift cards offered by SELLER and Affiliate from time to time, regardless of the Brand displayed on such gift cards and regardless of whether such gift card is formatted as plastic, paper, electronic, virtual, biometric or otherwise.

7. TERMINATION, NONRENEWAL, REVOCATION OF APPROVAL

7.1 Termination/Revocation of Approval.

(a) BUYER’s use of the Marks in connection with the sale of Products from or supply of Products to Branded Outlets is subject to and governed by the PMPA. Nothing in this Agreement should be interpreted to limit in any way the right of SELLER to terminate or non-renew its relationship with BUYER for any reason authorized by the PMPA. SELLER’s right to terminate or non-renew its relationship with BUYER under the PMPA shall be in addition to any and all other rights and remedies otherwise available to it under this Agreement or otherwise.

(b) SELLER has the right to revoke its approval of the use of the Marks and Brand Signage at any Branded Outlet that is not in compliance with (i) the terms and conditions of this Agreement relating to the use of the Marks and Brand Signage, (ii) SELLER’s then current image and identification standards, or (iii) then-current appearance and customer service objectives and expectations.

(c) Revocation of SELLER approval of any Branded Outlet does not constitute a waiver, abandonment, or modification of SELLER’s rights under any restrictive deed covenant associated with such Branded Outlet, nor does it constitute a termination or nonrenewal of this Agreement or the relationship between SELLER and BUYER.

(d) SELLER has the right to revoke its approval of the use of the Marks by any Operator determined by SELLER at any time during the Term as: (i) being identified on, or as having a shareholder, member, owner or group of owners of a controlling interest, director, officer, employee, agent, representative, or contractor identified on, the SDN List, or on any other such list maintained by the U.S. Government from time to time, or (ii) having terminated its contractual relationship with BUYER for the supply of Products.

(e) Abandonment; Temporary Closure. If a Branded Outlet is abandoned, not operated, ceases processing Transaction Cards on the SELLER proprietary payment card system, or is no longer supplied by BUYER, or if a sufficient amount of all applicable grades of Products are not continuously offered for sale at a Branded Outlet for seven (7) consecutive days, or such lesser period which under the facts and circumstances constitutes an unreasonable period of time, BUYER must notify SELLER, immediately de-identify the Branded Outlet, and then notify SELLER of the de-identification. If BUYER indicates that it would like to place such a Branded Outlet on “Temporary Closed” status to bring the Branded Outlet back into compliance with this Agreement, SELLER, in its sole discretion, may grant BUYER up to one hundred eighty (180) days to do so. In no event will this period last longer than one hundred and eighty (180) days. In the event a Branded Outlet goes on “Temporary Closed” status, BUYER will cover the Marks displayed at the Branded Outlet in such a way as to indicate that the location is not currently offering Products. In addition, BUYER will ensure that a Temporary Closed location is maintained in a neat and clean manner, and will prohibit the storage of motor vehicles, the accumulation of rubbish, the establishment of temporary human living encampments and all other conditions not found at an operational Branded Outlet.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(f) Unless otherwise agreed by the Parties, no termination of this Agreement or nonrenewal of the relationship between them, by mutual agreement or otherwise, shall release the obligations of the Parties under any Improvement Agreement, Master Agreement, Conversion Agreement, Branding Agreement, Rollover Agreement, Wholesaler Assistance Agreement or similar incentive agreement between the Parties, however denominated, and whenever executed.

(g) BUYER hereby acknowledges that Arie Kotler and Chris Giacobone (“each a “Keyperson” and together “Keypersons””) is a stockholder, member, partner, owner, or key employee of BUYER and that the active continuing involvement of Keypersons in the business affairs of BUYER is essential to the success of BUYER and the performance of BUYER’s obligations under this Agreement. Accordingly, the parties agree that SELLER shall have the right, upon ninety (90) days’ prior written notice to BUYER, to terminate or non-renew this Agreement in the event that any of the following events shall occur: (i) Keypersons dies or becomes incapacitated; (ii) Keypersons leaves the employ of BUYER or otherwise terminates his or her relationship with BUYER; (iii) Keypersons divests his or her stock, membership, partnership, or ownership interest in BUYER; or (iv) the death or incapacity of any other member, partner or owner of BUYER, excluding, if BUYER is a corporation, the death or incapacity of the beneficial owner(s) of less than a majority of BUYER’s voting stock. BUYER and SELLER agree that the occurrence of any one of such events is an event relevant to and is a ground for termination or non-renewal of the relationship between SELLER and BUYER. In the event that any of the foregoing events should occur, BUYER shall promptly provide SELLER with written notice thereof.

7.2 BUYER’s Debranding Obligations.

Upon termination of this Agreement or nonrenewal of the relationship between SELLER and BUYER, or in the event of the revocation of SELLER’s approval of the use of the Marks at any Branded Outlet or by any Operator, BUYER will, or will cause the Operator to, as applicable, immediately comply with SELLER”s and Affiliate’s debranding guidance, including but not limited to taking the following actions:

(a) cease the use and display of the Marks and Brand Signage at any Branded Outlet that is subject to such termination, nonrenewal or revocation;

(b) remove, obliterate or permanently paint over (in color(s) which shall not be confused with SELLER’s colors) all Brand Signage and other items, at any such Branded Outlet, bearing any of the Marks (including the STP Marks, and whether used on buildings, dispensers, canopies, valance skirts, equipment, tanks, trucks, automobiles, websites or stationery and other business documents);

(c) at BUYER’s expense, destroy all Brand Signage and certify to SELLER, in writing, that BUYER has complied with such requirement; and

(d) discontinue use of SELLER’s and Affiliate’s proprietary payment card system and, with respect to Transaction Card processing, comply with the debranding guidelines set forth in the Credit Card Handbook as amended from time to time.

7.3 SELLER’s Debranding Remedies.

If, upon termination of this Agreement or nonrenewal of the relationship between SELLER and BUYER, or in the event of the revocation of SELLER’s approval of the use of the Marks and Brand Signage at any Branded Outlet or by any Operator, BUYER or such Operator shall fail or refuse to comply with the requirements set forth in Section 7.2, BUYER agrees that SELLER may take such action as may be reasonably necessary to terminate use and infringement of the Marks and to obtain possession of its

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Brand Signage and other property including, but not limited to, the right to enter upon Branded Outlet premises and remove or obliterate all or any part of the Brand Signage and Marks, which actions shall be at BUYER’s cost and expense, including payment of attorneys fees and other legal costs incurred in taking such action.

8. ASSIGNMENT

8.1 Assignment by BUYER.

This Agreement is personal to BUYER and BUYER shall not, subject to any valid requirements of any applicable statute, assign any rights or delegate any duties that BUYER may have under this Agreement, either voluntarily, involuntarily or by operation of law, or otherwise, without the prior written consent of SELLER. BUYER shall advise SELLER in writing of any proposed assignment, and shall provide SELLER such information and documentation relating to the proposed assignment and assignee as SELLER may reasonably require, including a fully completed BUYER Application in SELLER’s then-current form, together with all financial statements and other attachments designated in such application. BUYER agrees and acknowledges that any attempted or purported assignment or transfer of this Agreement without SELLER’s knowledge or SELLER’s prior written consent shall be of no effect as to SELLER and may result in the termination of this Agreement and the non-renewal of any franchise relationship.

8.2 Change in Control of BUYER.

This Section 8.2 applies if BUYER is a corporation, limited liability company, or partnership. Any sale, conveyance, alienation, transfer or other change of interest in or title to or beneficial ownership of any voting stock of BUYER (or securities convertible into voting stock of BUYER) or other voting, profit, capital or partnership interest of BUYER, which results in a change in the control of BUYER, whether voluntarily or by operation of law, merger or other corporate proceedings, or otherwise, shall be construed as an assignment of BUYER’s rights under this agreement. A change in the control of BUYER shall be deemed to occur whenever a party gains the ability to influence the business and affairs of BUYER directly or indirectly. A party who owns 25 percent or more of the voting stock of BUYER (or securities convertible into such voting stock) or other voting, profit, capital or partnership interest of BUYER, shall be deemed to have such ability. In the case of a limited partnership, a party who owns 25 percent or more of the general partner interest in the limited partnership shall also be deemed to have such ability.

Thus, for example, any of the following would constitute an assignment of BUYER’s rights under this agreement and require SELLER’s prior written consent:

(a) If BUYER is a corporation:

(1) Transfer of 25 percent or more of the voting stock of BUYER.

(2) Transfer of a lesser percentage of such stock to an existing stockholder who thereby would own 25 percent or more of BUYER’s voting stock.

(3) Transfer of a lesser percentage of such stock which as a practical matter results in a change in the control of BUYER.

(b) If BUYER is a partnership:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(1) Transfer of 25 percent or more of the beneficial interest in BUYER.

(2) Transfer of 25 percent or more of the general partner interest in BUYER.

(3) Transfer of a lesser percentage of such interests in BUYER to an existing partner who would thereby own 25 percent or more of the total partnership or 25 percent or more of the general partner interest in BUYER.

(4) Transfer of a lesser percentage of such partnership interests which as a practical matter results in a change in the control of BUYER.

8.3 Assignment by SELLER.

SELLER and Affiliate shall have the right at any time to assign its rights and delegate their respective duties under this Agreement without BUYER’s consent. In the event of any such assignment by SELLER, the prices to be paid by BUYER pursuant to this Agreement shall be such prices as may be set in good faith by the assignee. In the event of SELLER’s assignment of its rights and obligations under this Agreement, BUYER agrees that SELLER shall have no further liability to BUYER after the effective date of such assignment and delegation, and all references to “SELLER” in this Agreement shall be substituted with the name of the party to whom this Agreement has been assigned. In the event of SELLER’s assignment to a supplier of brands other than the Brands authorized under this Agreement, an alternate brand or brands shall be substituted in the definition of “Brand” and “Marks” in this Agreement.

8.4 No Release.

Any such assignment or other transfer by BUYER or SELLER shall not relieve BUYER or SELLER of their obligations under this agreement.

9. MISCELLANEOUS

9.1 Compliance With Laws.

(a) BUYER agrees to comply, and to cause its Operators to comply, with all federal, state and municipal laws, rules, regulations, permits and court orders or decrees (“Laws”) applicable to BUYER or the subject matter of this Agreement. Without limiting the foregoing, BUYER shall comply with all requirements of federal, state and local occupational, health and safety agencies, and environmental protection agencies, concerning the receipt, storage and dispensing of petroleum products, the disposal of waste materials, and other activities at BUYER’s Branded Outlets. BUYER agrees that it will cause its Operators to comply with Laws applicable to Operator’s business at the Branded Outlets.

(b) BUYER agrees to comply with the USA Patriot Act, Homeland Security Act and Executive Order No. 13224 dated September 24, 2001 and the sanctions, regulations and executive orders administered by the U.S. Treasury Department, Office of Foreign Assets Control. In furtherance and not limitation of the foregoing, BUYER agrees to adopt such operating and administrative measures and practices as will reasonably ensure that neither BUYER nor any shareholder, member, owner or group of owners of a controlling interest in BUYER, director, officer, employee, agent, representative, contractor or Operator of BUYER is identified on the SDN List, or on any other such list maintained by the U.S. Government from time to time.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

9.2 Notices.

Except as otherwise expressly provided in this Agreement, all notices shall be in writing and shall be deemed to have been given when delivered personally, when sent by certified mail, return receipt requested, or when sent by a national overnight courier service.

No claim or notice required by this Agreement to be given to SELLER shall be valid unless addressed or delivered as follows: Manager, Brand Marketing, Marathon Petroleum Company LP, 539 South Main Street, Findlay, Ohio 45840.

No claim or notice required by this Agreement to be given to BUYER shall be valid unless addressed or delivered as follows:    GPM Petroleum, LLC, Attn: Gary Poythress and Maury Bricks, 8565 Magellan Parkway, Suite 400, Richmond, VA 23227

9.3 No Waiver.

No failure to exercise or election not to exercise any of a Party’s rights hereunder will constitute any waiver or modification of such rights, or be deemed to be a course of performance or dealing, modifying or waiving the Parties’ rights, remedies, duties, obligations or liabilities under this Agreement or any part thereof. This Agreement shall not be reformed, altered, or modified in any way by any course of dealing during the Term of the Agreement or by any representations, warranties, or understandings, express or implied, except as expressly set forth herein or unless and to the extent subsequently be set forth in a signed written amendment or agreement by the authorized representatives of the Parties.

9.4 Governing Law.

This Agreement shall be governed by the laws of the State in which BUYER’s principal office is located, without giving effect to the principles of conflicts of law rules. Anything in this Agreement to the contrary notwithstanding, where the laws of the state of governing law require, the text of this Agreement is revised in accordance with such laws, which terms shall be added to or shall pre-empt the terms of this Agreement as applicable.

9.5 Third Party Beneficiaries.

Affiliate is a third party beneficiary of this Agreement, and AASTP is a third party beneficiary of those provisions of this Agreement that relate to Brand Signage and the MARATHON® brand. There are no other third party beneficiaries of or to this Agreement.

9.6 SELLER Mandatory Programs and Other Charges.

During the Term, SELLER and Affiliate may offer or introduce various marketing or other programs or services, and may update and change its current manuals including, but not limited to, the Credit Card Handbook, Mystery Shop/Customer Expectations Program, and brand image standards. BUYER understands that BUYER’s participation, and the participation of the Operators, in these programs is mandatory. In such event, BUYER shall fully comply, and shall cause the Operators to fully comply, with all requirements and terms of such programs. BUYER also understands and acknowledges that BUYER’s participation in such mandatory programs may require BUYER to purchase equipment, goods, or services from SELLER, Affiliate or third parties.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

9.7 Authority.

BUYER hereby represents that as of the date hereof, BUYER has the authority to enter into this Agreement and that no consents of third parties other than those which have been obtained and are attached hereto are necessary to enable BUYER to perform its obligations hereunder. BUYER represents that as of the date of this Agreement, BUYER is in compliance with all leases, contracts, and agreements affecting the BUYER’s Branded Outlet and BUYER’s use and possession of the BUYER’s Branded Outlet.

9.8 Further Assurances.

BUYER agrees to execute and deliver such other documents and take such other action as may be necessary to more effectively consummate the purposes and subject matter of this Agreement.

9.9 No Representations or Reliance.

BUYER ACKNOWLEDGES THAT BUYER HAS ENTERED INTO THIS AGREEMENT AFTER MAKING AN INDEPENDENT INVESTIGATION OF THE BUSINESS AND OPERATIONS BEING ENTERED INTO AND NOT UPON ANY REPRESENTATION OR PROMISE AS TO PROFITS OR REVENUES WHICH BUYER MIGHT BE EXPECTED TO REALIZE, NOR HAS ANY SELLER OR AFFILIATE REPRESENTATIVE OR EMPLOYEE MADE ANY OTHER REPRESENTATION OR PROMISE WHICH IS NOT EXPRESSLY SET FORTH HEREIN TO INDUCE BUYER TO ACCEPT THIS FRANCHISE OR TO EXECUTE THIS AGREEMENT.

9.10 Survival.

BUYER’s payment obligations as well as those set forth in Sections 4.3, 4.4, 5.2 and 5.7 shall survive termination of the Agreement.

9.11 Severability.

The invalidity or unenforceability of any part of the Agreement shall not affect the validity or enforceability of its remaining provisions.

9.12 Entire Agreement.

This Agreement and the exhibits attached to it embody the entire agreement between the parties as of the date hereof, and there are no oral promises or other representations or understandings inducing its execution or qualifying its terms. Any prior agreement between the parties, oral or written, pertaining to the supply of any product or the relationship of the Parties is superseded by this Agreement. No amendment, qualification, or modification of this Agreement shall be valid or binding unless made in writing and signed by both parties, except as may otherwise be provided herein.

9.13 Counterparts.

This Agreement may be executed in one or more counterparts, any or all of which shall constitute one and the same instrument. Either Party, at its option, may supply any document required by or referenced in this Agreement in either paper or electronic form (including, but not limited to, an electronically imaged, faxed, photocopied, or online posted version), and any such version shall be sufficient for all purposes under this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, each party is signing this Agreement on the date stated with that party’s signature. The date of this Agreement will be the date this Agreement is signed by the last party to sign it.

MARATHON PETROLEUM COMPANY LP
By: MPC Investment LLC, its General Partner

By:	/s/ Aaron S. Herbert
Aaron S. Herbert
Its:	Planning & Analysis Marketing Manager

By:	/s/ Cynthia J. Clark
Cynthia J. Clark
Its:	Vice President, Light Products Marketing East

By:	/s/ Brian K. Partee
Brian K. Partee
Its:	Sr. Vice President Marketing

GPM Petroleum, LLC

By:	/s/ Arie Kotler
Arie Kotler
Its: Chief Executive Officer

By:	/s/ Chris Giacobone
Chris Giacobone
Its:	Chief Operating Officer

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

EXHIBIT A

“EXHIBIT A VOLUME” and TERMINALS

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

EXHIBIT B

LISTING OF BRANDED OUTLETS AND AUTHORIZED BRANDS

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

EXHIBIT C - STP® Program Rules

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

ADDENDUM TO BRANDED PRODUCT SUPPLY AND TRADEMARK LICENSE AGREEMENT

[NORTH CAROLINA]

This Addendum to Branded Product Supply and Trademark License Agreement (“Addendum”) is made and entered into by and between Marathon Petroleum Company LP, a Delaware limited partnership having its principal place of business at 539 South Main Street, Findlay, Ohio 45840 (“MPC”), and GPM Petroleum, LLC., a Delaware limited liability company having its principal place of business at 8565 Magellan Parkway, Suite 400, Richmond, VA 23227 (“BUYER”).

MPC and BUYER intend to enter into a Branded Product Supply and Trademark License Agreement with a term commensurate with the term of this Addendum (“Supply Agreement”).

BUYER’s purchases of gasoline pursuant to the Supply Agreement may occur within the state of North Carolina during the Term.

MPC and BUYER therefore agree:

1. RECITALS; SUPPLY AGREEMENT.

(a) The recitals are hereby incorporated by reference.

(b) This Addendum does not modify, alter or amend the terms and conditions set forth in the Supply Agreement.

(c) The Supply Agreement and this attached Addendum constitute the entire agreement among the Parties relating to this subject matter and may be amended or modified only by a written instrument signed by each of the parties.

2. DEFINITIONS. For purposes of this Addendum, the following terms shall have the indicated meanings:

(a) “Blend-Grade Gasoline” means unbranded gasoline, in the grade(s) selected by MPC from time to time, having an octane of 83 or greater, purchased by BUYER directly from MPC pursuant to this Addendum.

(b) “Blended Product” means Blend-Grade Gasoline that has been blended with denatured fuel ethanol after delivery to BUYER.

(c) “Conforming Product” means Blend-Grade Gasoline that has been blended with denatured fuel ethanol after delivery to BUYER blended, monitored and otherwise handled by BUYER in strict conformity with all terms and conditions of this Addendum.

(d) “5-Day Volume” and “Monthly Volume” refer to the MPC terminals and the associated quantities (in gallons) listed in the table in the attached Schedule B, if applicable.

(e) “Terminal” means the terminal(s) specified on Schedule A to this Addendum, which schedule is incorporated by reference.

(f) “Month” (capitalized or not) means a calendar month.

(g) “Termination Event” means:

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(1) the failure of BUYER to pay when due any amount due from BUYER to MPC pursuant to this Addendum;

(2) the assignment by JOBBER of any of its rights or interests, in whole or in part, or the delegation by JOBBER of any of its duties, under this Addendum without the prior written consent of MPC;

(3) the occurrence of any material breach or nonperformance by JOBBER of any of its respective obligations under this Addendum that is not cured within ten (10) days following the date written notice of breach or nonperformance is sent, via certified mail, return receipt requested, by MPC to JOBBER; or

(4) modification, repeal or invalidation of Section 75-90 of the North Carolina General Statutes.

Capitalized terms used and not specifically defined in this Addendum, including but not limited to “Term” and “Branded Outlet” have the meaning given to them in the Supply Agreement.

3. TERM. This Addendum will be effective as to each Party upon execution by both Parties, for the Term, unless terminated earlier by a Party as provided for in this Addendum.

4. PURCHASE AND DELIVERY OF BLEND-GRADE GASOLINE

(a) Quantity. (1) During each Month, BUYER shall purchase 100% of the Monthly Volume of Blend-Grade Gasoline at the associated Terminal as shown in the table set forth in Schedule B, which schedule is hereby incorporated by reference. (2) During each 5-Day Period, BUYER shall purchase the 5- Day Volume of Blend-Grade Gasoline at the associated Terminal as shown in the table set forth in Schedule B. (3) MPC is not obligated to supply more than 115% of the 5-Day Volumes shown in the table set forth in Schedule B. (B) During any 5-Day Period, all purchases of Blend-Grade Gasoline over 115% of the respective 5-Day Volumes shall not apply toward BUYER’s obligation to purchase the Monthly Volumes. (4) In the event the needs of BUYER increase beyond the volumes specified in the table set forth in Schedule B, BUYER shall notify MPC in writing of the additional volume requested at least 30 days prior to lifting. MPC shall assess Blend-Grade Gasoline availability, and if the Parties mutually agree, shall amend the volumes in the table.

(b) Price. The price for any given load of Blend-Grade Gasoline shall be the applicable MPC established terminal rack price per gallon, in effect for the Blend-Grade Gasoline at the Terminal as of the time that lifting ends. BUYER acknowledges and agrees that MPC may use the terminal rack price to manage customer liftings when MPC’s Blend-Grade Gasoline supply at a Terminal is limited. The stated prices are exclusive of applicable taxes, inspection fees, and other governmental charges and assessments. All taxes or other charges now or hereafter imposed by law on any Blend-Grade Gasoline sold hereunder, or on the production, manufacture, sale, transportation or delivery thereof, or on this Addendum or the transactions contemplated hereby, which MPC is required to pay or collect shall be added to the applicable price and paid by BUYER.

(c) Ratable Lifting. (1) If BUYER fails to lift the Monthly Volumes of Blend-Grade Gasoline at the associated Terminal as shown in the table in the attached Schedule B, then BUYER shall pay MPC within 15 days after the last day in the month in question an underlifting fee of $[***] per gallon not lifted. MPC shall invoice BUYER on a monthly basis for underlifting fees. (2) MPC may cancel this Addendum upon 15 days’ advance written notice if, for any two consecutive months, BUYER fails to purchase the Monthly Volumes of Blend-Grade Gasoline at the associated Terminal as shown in the table set forth in Schedule B to this Addendum. (3) If a supply interruption occurs at a Terminal, MPC may request BUYER, to the extent logistically feasible, to lift Blend-Grade Gasoline at another MPC Terminal.

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(d) Blend-Grade Characteristics. MPC reserves the right to change the grade, specifications, characteristics, delivery package, brand name or other distinctive designation of Blend-Grade Gasoline from time to time, and to discontinue marketing Blend-Grade Gasoline at any time without liability or further obligation to BUYER with respect to the purchase and sale thereof.

(e) Purchases of Blend-Grade. BUYER’s purchases of Blend-Grade Gasoline shall be in addition to the BUYER’s “Requirements” as defined in the Supply Agreement.

(f) Delivery. All sales of Blend-Grade Gasoline shall be F.O.B. Terminal. MPC shall have no obligation to deliver Blend-Grade Gasoline at a Terminal unless BUYER, its agents, and its carriers have entered into, and are in compliance with, agreements governing access to the Terminal. Title to, and risk of loss of, Blend-Grade Gasoline shall pass to BUYER at the Terminal as Blend-Grade Gasoline passes the transport truck inlet flange. MPC retains title to any vapors or condensate recovered during delivery. Quantities shall be determined by calibrated meters or by any applicable ASTM method, at MPC’s option, and may be temperature-adjusted to 60ºF using built-in temperature compensators or ASTM methods, at MPC’s option.

(g) Warranties. MPC warrants that Blend-Grade Gasoline shall meet applicable MPC specifications and that it has good title to Blend-Grade Gasoline, free of all liens. THIS WARRANTY IS IN LIEU OF ALL OTHER EXPRESS OR IMPLIED WARRANTIES INCLUDING THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. MPC shall, at its option and its cost (including expense of return and re-delivery), remedy the defect in, replace, or refund the purchase price of, any Product that fails to meet this warranty. THIS IS BUYER’S EXCLUSIVE REMEDY FOR BREACH OF WARRANTY WITH RESPECT TO BLEND-GRADE GASOLINE.

(h) Terminals. BUYER acknowledges and agrees that Schedule A to this Addendum will be amended to remove any light products terminals at which MPC no longer offers motor fuels for sale. MPC will provide notification of such amendment in writing on or before the 20th day of the calendar month immediately preceding the calendar month in which the change is to become effective.

5. PAYMENT.

BUYER and MPC agree that the terms and conditions of Section 3.3 of the Supply Agreement shall apply to Blend-Grade Gasoline sold hereunder. BUYER agrees to pay for all Blend-Grade Gasoline sold hereunder in accordance with the terms and conditions set forth in Section 3.3 of the Supply Agreement.

6. MARKS.

(a) The Blend-Grade Gasoline sold hereunder is not a Marathon® branded product. Buyer shall not use MPC’s name, trademarks (including, but not limited to, the Marathon® trademark), trade dress, logos, slogans or the like (“MPC’s Marks”) in any way with regard to the Blend-Grade Gasoline.

(b) BUYER shall not sell or otherwise distribute Blend-Grade Gasoline until such Blend-Grade Gasoline is blended with denatured fuel ethanol in compliance with applicable laws and regulations, including but not limited to, required octane certification and posting.

(c) Notwithstanding the provisions of Section 5.4 of the Supply Agreement, Conforming Product may be distributed to, stored, and resold from the Branded Outlets as a “Product,” as permitted under Section 5 of the Supply Agreement. Any Blended Product that is not in strict compliance with the terms and conditions of this Addendum shall not be distributed to, stored at, or resold from a Branded Outlet. BUYER shall not use the Marks in connection with Blend-Grade Gasoline or any Blended Product other than Conforming Product. Conforming Product does not constitute Marathon® branded product purchased directly from MPC; Conforming Product is not eligible for the earning or crediting of rebates.

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7. BLENDING REQUIREMENTS AND QUALITY CONTROL PROGRAM.

(a) Ethanol Blending Specifications.

(1) Blended Product shall include only Blend-Grade Gasoline and denatured fuel ethanol meeting the most recent version of ASTM D 4806, “Standard Specification for Denatured Fuel Ethanol for Blending with Gasolines for Use as Automotive Spark-Ignition Fuel.”

(2) The rate of blending shall be not less than 9.8 volume percent nor more than 10.2 volume percent denatured fuel ethanol.

(b) Quality Control Program

(1) Written program. BUYER shall maintain, for all Blend-Grade Gasoline purchased under this Addendum and all resulting Blended Product, an oversight program to ensure fuel quality and safety and to ensure compliance with all applicable laws and regulations. Prior to purchase of any Blend- Grade Gasoline, BUYER shall provide a copy of BUYER’s oversight program to MPC.

(2) BUYER shall sample and test Blended Product not less frequently than once each month at each Branded Outlet to which such Blended Product has been distributed. Gasoline Blended Product shall be tested for ethanol content, octane and Reid Vapor Pressure. Testing shall be performed by a third party testing laboratory reasonably suitable to MPC. BUYER shall notify MPC of the results of such testing not later than the twentieth 20th day of the following calendar month.

(3) On or before the 20th day of each calendar month, BUYER shall provide to MPC a written listing of those Branded Outlets to which it intends to deliver Conforming Product in the successive calendar month.

(4) Notwithstanding the provisions of Section 4.4 of the Supply Agreement, BUYER shall maintain General Liability Insurance, including contractual liability, XCU (explosion, collapse and underground) hazards, premises and completed operations, and products liability, to cover liability for bodily injury and property damage, with a combined single limit of not less than Five Million Dollars ($5,000,000) per occurrence. BUYER’s insurance under this Section 7(b)(4) shall be endorsed to include MPC as an additional insured with respect to liability arising out of BUYER’s operations, including but not limited to BUYER’s blending, storage, and distribution of motor fuel, or any premises owned or leased by BUYER. BUYER shall furnish MPC with certificates of insurance which document that all coverages and endorsements required by this Section 7(b)(4) and Section 4.4 of the Supply Agreement have been obtained. Renewal certificates shall be obtained by BUYER as and when necessary, and copies thereof shall be forwarded to MPC as soon as same are available and in any event prior to the expiration of the policy so renewed. These certificates shall provide that the insurer shall give thirty (30) days written notice to MPC prior to change or cancellation of any policy. In no event shall MPC’s acceptance of an insurance certificate that does not comply with this Section 7(b)(4) or Section 4.4 of the Supply Agreement constitute a waiver of any requirement of any such provisions. The provisions of this Section 7(c)(4) apply to the extent BUYER has elected, by indicating on the attached Schedule B, to purchase Blend-Grade Gasoline or has actually purchased Blend-Grade Gasoline. MPC shall have no obligation to deliver Blend-Grade Gasoline unless BUYER demonstrates, to MPC’s satisfaction, compliance with the provisions of this Section 7(c)(4).

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(c) Strict Compliance. No Blended Product shall be considered Conforming Product if any of the foregoing provisions is not strictly complied with in all respects. Blended Product shall be considered Conforming Product only upon (1) BUYER’s demonstration, to MPC’s satisfaction, that all requirements of this Addendum are satisfied, and (2) MPC’s prior approval of Blended Product as Conforming Product.

8. RENEWABLE IDENTIFICATION NUMBERS (RINs). By the twentieth (20th) day of the month following the end of each calendar month, BUYER shall prepare and forward to MPC a transfer document transferring a quantity of RINs equal to the number of gallons of Blend-Grade Gasoline purchased by BUYER from MPC pursuant to this Addendum for the prior calendar month divided by nine (9). All RINs shall be transferred via a Product Transfer Document that is compliant with 40 CFR 80.1453 and shall be entered into the EPA Moderated Transaction System (EMTS) in accordance with 40 CFR 80.1452. For Blend-Grade Gasoline delivered between January 1 and January 31, transferred RINs shall have been generated in the year of transfer or in the previous year. For Blend-Grade Gasoline delivered between February 1 and December 31, transferred RINs will be generated in the year of transfer. All transferred RINs will be unassigned RINs (K code = 2). In the event that any transferred RINs are later determined to be invalid RINs within the meaning of 40 CFR 80.1431, or to have been retired prior to the title transfer date, then BUYER shall transfer an equal amount of valid, unretired replacement RINs to MPC by the twentieth (20th) day of the month following the calendar month in which the transferred RINs were determined to be invalid or retired.

9. REMEDIES. MPC may, at its option, suspend sale and delivery of Blend-Grade Gasoline in the event of BUYER’s non-compliance with any or all of the requirements of Section 7, Section 8, and Section 10 of this Addendum. MPC may require BUYER to provide reasonable assurances of future, continued compliance as a condition to resuming sale and delivery of Blend-Grade Gasoline. The rights and remedies of the MPC set forth in this Addendum are cumulative and the use of one remedy shall not be taken to exclude or waive the right to use another.

10. INDEMNIFICATION. BUYER agrees to protect, indemnify, defend and hold MPC harmless from any and all costs and expenses (including reasonable attorneys fees and litigation expenses), liabilities, losses, claims, causes of action and damages (for injury to or death of any person, or loss or destruction of any property), directly or indirectly resulting or arising from:

(a) the handling, use, storage, distribution, labeling, or sale of Blended Product or Blend-Grade Gasoline subsequent to the delivery thereof to BUYER;

(b) the handling, use, storage, distribution, labeling, or sale of Blended Product;

(c) the conduct of BUYER’s business or the business of any Sublicensee or other party purchasing Blended Product from BUYER; or

(d) the use or condition of the equipment or premises used for the storage, handling and dispensing of Blended Product or Blend-Grade Gasoline, including, but not limited to, use or condition of underground storage tank or lines resulting in groundwater or soil contamination or both, at the Branded Outlets.

The foregoing notwithstanding, BUYER shall not have any obligation to indemnify MPC for any costs, expenses, liabilities, losses, claims, causes of action or damages arising from the sole negligence of MPC, its agents or employees. BUYER’s obligations under this Section 10 are not negated in the event its insurance carrier or carriers provide or deny coverage to either BUYER or MPC. BUYER’s obligations under this Section 10 shall extend to MPC’s affiliates, subsidiaries, parent companies, agents, officers, directors, employees, predecessors and successors.

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The provisions of this Section 10 shall be in addition to, and not in limitation of, the provisions of Section 4.3 of the Supply Agreement.

11. TERMINATION

This Addendum shall terminate upon the termination or non-renewal, within the meaning of PMPA, of the Supply Agreement or the franchise relationship created or embodied by the Product Supply Agreement. Upon the occurrence of any Termination Event, MPC shall have the right, at its sole option, to immediately terminate this Addendum without advance notice of termination, written or otherwise, from MPC.

12. MISCELLANEOUS

(a) Compliance With Laws. BUYER, its agents, and its carriers shall comply with all laws, regulations, and standards applicable to the sale, delivery, transportation, storage, use, and disposition of Blend-Grade Gasoline and Blended Product, and Buyer shall not deliver, or allow to be delivered, any product that would be in violation of U.S. EPA regulations or state fuel quality regulations applicable to the area where the product is delivered. Buyer shall require similar commitments from its purchasers. Blend- Grade Gasoline is for use as a blending component only.

(b) Safety and Health. BUYER has received Material Safety Data Sheets and other information about the safety and health aspects of Blend-Grade Gasoline, shall communicate this information to its employees, agents, carriers and customers, and shall require them to further communicate this information in a like manner.

(c) Confidentiality. This Addendum, as well as all information disclosed by either party to the other party pursuant to this Addendum, other than such information as may be generally available to the public or the industry, is and will be used by the other party in confidence and solely in connection with this Addendum. The parties agree to keep such information and the terms of this Addendum including secret and confidential from all third parties for a period of one (1) year following expiration of the Term, except in response to a valid subpoena, civil investigative demand or court order issued by a court of competent jurisdiction. If either party is served with process to obtain such information, that party shall immediately notify the other party, which shall have the right to seek to quash such process, or to take such other actions necessary to protect the confidentiality of the information. The provisions of this Section 12(c) shall survive termination of this Addendum regardless of cause.

(d) Claims. All claims must be in writing. Product quality or quantity claims relating to the goods sold by MPC to BUYER pursuant to this Addendum must be delivered to MPC within 30 days after delivery of the product, and all other claims by Buyer must be delivered to MPC within 60 days after the event giving rise to the claim. BUYER shall preserve, and permit MPC to inspect and sample, the subject product. ANY LAWSUIT AGAINST MPC WHICH INVOLVES THESE TERMS OR THE SALE OF PRODUCTS MUST BE BROUGHT WITHIN ONE YEAR AFTER THE CAUSE OF ACTION ACCRUES.

(e) Limitation of Liability. IN NO EVENT SHALL MPC’S LIABILITY FOR DAMAGES (WHETHER ARISING FROM BREACH OF CONTRACT OR WARRANTY, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE) EXCEED THE PURCHASE PRICE OF THE PRODUCT CONCERNED NOR SHALL MPC BE LIABLE FOR PUNITIVE, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

IN WITNESS WHEREOF, the Parties have executed this addendum on the day and year as shown on the last page.

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SCHEDULE A

TO ADDENDUM TO

BRANDED PRODUCT SUPPLY AND TRADEMARK LICENSE AGREEMENT

[North Carolina]

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SCHEDULE B

TO ADDENDUM TO

BRANDED PRODUCT SUPPLY AND TRADEMARK LICENSE AGREEMENT

[North Carolina]

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ADDENDUM TO BRANDED PRODUCT SUPPLY AND TRADEMARK LICENSE AGREEMENT

[SOUTH CAROLINA]

This Addendum to Branded Product Supply and Trademark License Agreement (“Addendum”) is made and entered into by and between Marathon Petroleum Company LP, a Delaware limited partnership having its principal place of business at 539 South Main Street, Findlay, Ohio 45840 (“MPC”), and GPM Petroleum, LLC, a Delaware limited liability company having its principal place of business at 8565 Magellan Parkway, Suite 400, Richmond, VA 23227 (“BUYER”).

MPC and BUYER intend to enter into a Branded Product Supply and Trademark License Agreement with a term commensurate with the term of this Addendum (“Supply Agreement”).

BUYER’s purchases of gasoline and/or distillates pursuant to the Supply Agreement may occur within the state of South Carolina during the Term.

MPC and BUYER therefore agree:

1. RECITALS; SUPPLY AGREEMENT.

(a) The recitals are hereby incorporated by reference.

(b) This Addendum does not modify, alter or amend the terms and conditions set forth in the Supply Agreement.

(c) The Supply Agreement and this attached Addendum constitute the entire agreement among the Parties relating to this subject matter and may be amended or modified only by a written instrument signed by each of the parties.

2. DEFINITIONS. For purposes of this Addendum, the following terms shall have the indicated meanings:

(a) “Blend-Grade Distillate” means unbranded distillate, in the grade(s) selected by MPC from time to time, purchased by BUYER directly from MPC pursuant to this Addendum.

(b) “Blend-Grade Gasoline” means unbranded gasoline, in three grade(s) selected by MPC from time to time, purchased by BUYER directly from MPC pursuant to this Addendum, with detergent additives in sufficient concentrations such that after the addition of ethanol at the maximum volume percent permitted by state and federal law, the final product would meet the Lowest Additive Concentrations as required by the U.S. Environmental Protection Agency.

(c) “Blended Distillate Product” means Blend-Grade Distillate blended with biodiesel after delivery to BUYER.

(d) “Blended Gasoline Product” means Blend-Grade Gasoline that has been blended with denatured fuel ethanol after delivery to BUYER.

(e) “Blended Product” means (1) Blended Gasoline Product, and 2) Blended Distillate Product.

(f) “Conforming Product” means (1) Blend-Grade Gasoline that has been blended with denatured fuel ethanol after delivery to BUYER blended, monitored and otherwise handled by BUYER in strict conformity with all terms and conditions of this Addendum; and (2) Blend- Grade Distillate that has been blended with biodiesel meeting the most recent version of ASTM D 6751, “Standard Specification for Biodiesel Fuel Blend Stock (B100) for Middle Distillate Fuels” after delivery, that is blended, monitored and otherwise handled by BUYER in strict conformity with all terms and conditions of this Addendum.

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(g) “5-Day Volume” and “Monthly Volume” refer to the MPC terminals and the associated quantities (in gallons) listed in the table in the attached Schedule B, if applicable.

(h) “Terminal” means the terminal(s) specified on Schedule A to this Addendum, which schedule is incorporated by reference.

(i) “Month” (capitalized or not) means a calendar month.

(j) “Termination Event” means:

(1) the failure of BUYER to pay when due any amount due from BUYER to MPC pursuant to this Addendum;

(2) the assignment by JOBBER of any of its rights or interests, in whole or in part, or the delegation by JOBBER of any of its duties, under this Addendum without the prior written consent of MPC;

(3) the occurrence of any material breach or nonperformance by JOBBER of any of its respective obligations under this Addendum that is not cured within ten (10) days following the date written notice of breach or nonperformance is sent, via certified mail, return receipt requested, by MPC to JOBBER; or

(4) modification, repeal or invalidation of any pertinent portion of Section 39-41-235 of the Code of Laws of South Carolina.

Capitalized terms used and not specifically defined in this Addendum, including but not limited to “Term” and “Branded Outlet” have the meaning given to them in the Supply Agreement.

3. TERM. This Addendum will be effective as to each Party upon execution by both Parties, for the Term, unless terminated earlier by a Party as provided for in this Addendum.

4. PURCHASE AND DELIVERY OF BLEND-GRADE GASOLINE AND BLEND-GRADE DISTILLATE

(a) Quantity. (1) During each Month, BUYER shall purchase 100% of the Monthly Volumes of each Blend-Grade Gasoline and Blend-Grade Distillate at the associated Terminal as shown in the table set forth in Schedule B, which schedule is hereby incorporated by reference. (2) During each 5- Day Period, BUYER shall purchase the 5-Day Volumes each of Blend-Grade Gasoline and Blend-Grade Distillate at the associated Terminal as shown in the table set forth in Schedule B. (3) MPC is not obligated to supply more than 115% of the 5-Day Volumes shown in the table set forth in Schedule B. (B) During any 5-Day Period, all purchases of Blend-Grade Gasoline and Blend-Grade Distillate over 115% of the respective 5-Day Volumes shall not apply toward BUYER’s obligation to purchase the Monthly Volumes. (4) In the event the needs of BUYER increase beyond the volumes specified in the table set forth in Schedule B, BUYER shall notify MPC in writing of the additional volume requested at least 30 days prior to lifting. MPC shall assess Blend-Grade Gasoline and Blend-Grade Distillate availability, and if the Parties mutually agree, shall amend the volumes in the table.

(b) Price. The price for any given load of Blend-Grade Gasoline or Blend-Grade Distillate    shall be the applicable MPC established terminal rack price per gallon, in effect for the Blend-Grade Gasoline or Blend-Grade Distillate at the Terminal as of the time that lifting ends. BUYER acknowledges and agrees that MPC may use the terminal rack price to manage customer liftings when MPC’s Blend- Grade Gasoline or Blend-Grade Distillate supply at a Terminal is limited. The stated prices are exclusive of applicable taxes, inspection fees, and

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other governmental charges and assessments, or surcharges for increased levels of detergent additives that may be assessed by MPC from time to time. All taxes or other charges now or hereafter imposed by law on any Blend-Grade Gasoline or Blend-Grade Distillate sold hereunder, or on the production, manufacture, sale, transportation or delivery thereof, or on this Addendum or the transactions contemplated hereby, which MPC is required to pay or collect shall be added to the applicable price and paid by BUYER.

(c) Ratable Lifting. (1) If BUYER fails to lift the Monthly Volumes of each Blend-Grade    Gasoline or Blend-Grade Distillate at the associated Terminal as shown in the table in the attached Schedule B, then BUYER shall pay MPC within 15 days after the last day in the month in question an underlifting fee of $[***] per gallon not lifted. MPC shall invoice BUYER on a monthly basis for underlifting fees. (2) MPC may cancel this Addendum upon 15 days’ advance written notice if, for any two consecutive months, BUYER fails to purchase the Monthly Volumes of Blend-Grade Gasoline or Blend- Grade Distillate at the associated Terminal as shown in the table set forth in Schedule B to this Addendum. (3) If a supply interruption occurs at a Terminal, MPC may request BUYER, to the extent logistically feasible, to lift Blend-Grade Gasoline or Blend-Grade Distillate at another MPC Terminal.

(d) Blend-Grade Characteristics. MPC reserves the right to change the grade, specifications, characteristics, delivery package, brand name or other distinctive designation of Blend-Grade Gasoline and/or Blend-Grade Distillate from time to time, and to discontinue marketing Blend-Grade Gasoline and/or Blend-Grade Distillate at any time without liability or further obligation to BUYER with respect to the purchase and sale thereof.

(e) Purchases of Blend-Grade. BUYER’s purchases of Blend-Grade Gasoline and Blend- Grade Distillate shall be in addition to the BUYER’s “Requirements” as defined in the Supply Agreement.

(f) Delivery. All sales of Blend-Grade Gasoline and Blend-Grade Distillate shall be F.O.B. Terminal. MPC shall have no obligation to deliver Blend-Grade Gasoline or Blend-Grade Distillate at a Terminal unless BUYER, its agents, and its carriers have entered into, and are in compliance with, agreements governing access to the Terminal. Title to, and risk of loss of, Blend-Grade Gasoline and Blend-Grade Distillate shall pass to BUYER at the Terminal as Blend-Grade Gasoline or Blend-Grade Distillate passes the transport truck inlet flange. MPC retains title to any vapors or condensate recovered during delivery. Quantities shall be determined by calibrated meters or by any applicable ASTM method, at MPC’s option, and may be temperature-adjusted to 60ºF using built-in temperature compensators or ASTM methods, at MPC’s option.

(g) Warranties. MPC warrants that Blend-Grade Gasoline and Blend-Grade Distillate shall meet applicable MPC specifications and that it has good title to Blend-Grade Gasoline and Blend-Grade Distillate, free of all liens. THIS WARRANTY IS IN LIEU OF ALL OTHER EXPRESS OR IMPLIED WARRANTIES INCLUDING THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. MPC shall, at its option and its cost (including expense of return and re-delivery), remedy the defect in, replace, or refund the purchase price of, any Product that fails to meet this warranty. THIS IS BUYER’S EXCLUSIVE REMEDY FOR BREACH OF WARRANTY WITH RESPECT TO BLEND-GRADE GASOLINE AND BLEND-GRADE DISTILLATE.

(h) Terminals. BUYER acknowledges and agrees that Schedule A to this Addendum will be amended to remove any light products terminals at which MPC no longer offers motor fuels for sale. MPC will provide notification of such amendment in writing on or before the 20th day of the calendar month immediately preceding the calendar month in which the change is to become effective.

5. PAYMENT.

BUYER and MPC agree that the terms and conditions of Section 3.3 of the Supply Agreement shall apply to Blend-Grade Gasoline and Blend-Grade Distillate sold hereunder. BUYER agrees to pay for all Blend- Grade Gasoline and Blend-Grade Distillate sold hereunder in accordance with the terms and conditions set forth in Section 3.3 of the Supply Agreement.

3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

6. MARKS.

(a) The Blend-Grade Gasoline and Blend-Grade Distillate sold hereunder are not Marathon® branded products. Buyer shall not use MPC’s name, trademarks (including, but not limited to, the Marathon® trademark), trade dress, logos, slogans or the like (“MPC’s Marks”) in any way with regard to the Blend-Grade Gasoline or Blend-Grade Distillate.

(b) BUYER shall not sell or otherwise distribute Blend-Grade Gasoline until such Blend-Grade Gasoline is blended with denatured fuel ethanol in compliance with applicable laws and regulations, including but not limited to, required octane certification and posting.

(c) Notwithstanding the provisions of Section 5.4 of the Supply Agreement, Conforming Product may be distributed to, stored, and resold from the Branded Outlets as a “Product,” as permitted under Section 5 of the Supply Agreement. Any Blended Product that is not in strict compliance with the terms and conditions of this Addendum shall not be distributed to, stored at, or resold from a Branded Outlet. BUYER shall not use the Marks in connection with Blend-Grade Gasoline, Blend-Grade Distillate or any Blended Product other than Conforming Product. Conforming Product does not constitute Marathon® branded product purchased directly from MPC; Conforming Product is not eligible for the earning or crediting of rebates.

7. BLENDING REQUIREMENTS AND QUALITY CONTROL PROGRAM.

(a) Ethanol Blending Specifications.

Blended Gasoline Product shall include only Blend-Grade Gasoline and denatured fuel ethanol meeting the most recent version of ASTM D 4806, “Standard Specification for Denatured Fuel Ethanol for Blending with Gasolines for Use as Automotive Spark-Ignition Fuel.”

The rate of blending shall be not less than 9.8 volume percent nor more than 10.2 volume percent denatured fuel ethanol.

(b) Biodiesel Blending Specifications.

Blended Distillate Product shall include only Blend-Grade Distillate and biodiesel meeting the most recent version of ASTM D 6751, “Standard Specification for Biodiesel Fuel Blend Stock (B100) for Middle Distillate Fuels.” Biodiesel blended with Blend-Grade Distillate between December 1 and February 28 (or 29) shall have a cloud point specification no higher than thirty-seven degrees Fahrenheit (37° F).

The rate of blending shall be not more than 20 volume percent biodiesel.

(c) Quality Control Program.

Written program. BUYER shall maintain, for all Blend-Grade Gasoline and Blend- Grade Distillate purchased under this Addendum and all resulting Blended Product, an oversight program to ensure fuel quality and safety and to ensure compliance with all applicable laws and regulations. Prior to purchase of any Blend-Grade Gasoline or Blend-Grade Distillate, BUYER shall provide a copy of BUYER’s oversight program to MPC.

BUYER shall sample and test Blended Product not less frequently than once each month at each Branded Outlet to which such Blended Product has been distributed. Gasoline Blended Product shall be tested for ethanol content, octane and Reid Vapor Pressure. Distillate Blended Product shall be tested for biodiesel content. Testing shall be performed by a third party testing laboratory reasonably suitable to MPC. BUYER shall notify MPC of the results of such testing not later than the twentieth 20th day of the following calendar month.

4

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

On or before the 20th day of each calendar month, BUYER shall provide to MPC a written listing of those Branded Outlets to which it intends to deliver Conforming Product in the successive calendar month.

Notwithstanding the provisions of Section 4.4 of the Supply Agreement, BUYER shall maintain General Liability Insurance, including contractual liability, XCU (explosion, collapse and underground) hazards, premises and completed operations, and products liability, to cover liability for bodily injury and property damage, with a combined single limit of not less than Five Million Dollars ($5,000,000) per occurrence. BUYER’s insurance under this Section 7(c)(4) shall be endorsed to include MPC as an additional insured with respect to liability arising out of BUYER’s operations, including but not limited to BUYER’s blending, storage, and distribution of motor fuel, or any premises owned or leased by BUYER. BUYER shall furnish MPC with certificates of insurance which document that all coverages and endorsements required by this Section 7(c)(4) and Section 4.4 of the Supply Agreement have been obtained. Renewal certificates shall be obtained by BUYER as and when necessary, and copies thereof shall be forwarded to MPC as soon as same are available and in any event prior to the expiration of the policy so renewed. These certificates shall provide that the insurer shall give thirty (30) days written notice to MPC prior to change or cancellation of any policy. In no event shall MPC’s acceptance of an insurance certificate that does not comply with this Section 7(c)(4) or Section 4.4 of the Supply Agreement constitute a waiver of any requirement of any such provisions. The provisions of this Section 7(c)(4) apply to the extent BUYER has elected, by indicating on the attached Schedule B, to purchase Blend- Grade Distillate or Blend-Grade Gasoline or has actually purchased Blend-Grade Distillate or Blend- Grade Gasoline. MPC shall have no obligation to deliver Blend-Grade Gasoline or Blend-Grade Distillate unless BUYER demonstrates, to MPC’s satisfaction, compliance with the provisions of this Section 7(c)(4).

(d) Strict Compliance. No Blended Product shall be considered Conforming Product if any of the foregoing provisions is not strictly complied with in all respects. Blended Product shall be considered Conforming Product only upon (1) BUYER’s demonstration, to MPC’s satisfaction, that all requirements of this Addendum are satisfied, and (2) MPC’s prior approval of Blended Product as Conforming Product.

8. RENEWABLE IDENTIFICATION NUMBERS (RINs). By the twentieth (20th) day of the month following the end of each calendar month, BUYER shall prepare and forward to MPC a transfer document transferring a quantity of RINs equal to the number of gallons of Blend-Grade Gasoline purchased by BUYER from MPC pursuant to this Addendum for the prior calendar month divided by nine (9), plus the number of gallons of biodiesel blended into Blend-Grade Distillate purchased by BUYER from MPC pursuant to this Addendum for the prior calendar month multiplied by one and one-half (1.5). All RINs shall be transferred via a Product Transfer Document that is compliant with 40 CFR 80.1453 and shall be entered into the EPA Moderated Transaction System (EMTS) in accordance with 40 CFR 80.1452. For Blend-Grade Gasoline and Blend-Grade Distillate delivered between January 1 and January 31, transferred RINs shall have been generated in the year of transfer or in the previous year. For Blend- Grade Gasoline and Blend-Grade Distillate delivered between February 1 and December 31, transferred RINs will be generated in the year of transfer. All transferred RINs will be unassigned RINs (K code = 2), and RINs transferred for biodiesel blending shall be biomass-based diesel RINs (D code = 4 or 7). In the event that any transferred RINs are later determined to be invalid RINs within the meaning of 40 CFR 80.1431, or to have been retired prior to the title transfer date, then BUYER shall transfer an equal amount of valid, unretired replacement RINs to MPC by the twentieth (20th) day of the month following the calendar month in which the transferred RINs were determined to be invalid or retired.

9. REMEDIES. MPC may, at its option, suspend sale and delivery of Blend-Grade Gasoline and Blend-Grade Distillate in the event of BUYER’s non-compliance with any or all of the requirements of Section 7, Section 8, and Section 10 of this Addendum. MPC may require BUYER to provide reasonable assurances of future, continued compliance as a condition to resuming sale and delivery of Blend-Grade Gasoline and Blend-Grade Distillate. The rights and remedies of the MPC set forth in this Addendum are cumulative and the use of one remedy shall not be taken to exclude or waive the right to use another.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

10. INDEMNIFICATION. BUYER agrees to protect, indemnify, defend and hold MPC harmless from any and all costs and expenses (including reasonable attorneys fees and litigation expenses), liabilities, losses, claims, causes of action and damages (for injury to or death of any person, or loss or destruction of any property), directly or indirectly resulting or arising from:

(a) the handling, use, storage, distribution, labeling, or sale of Blended Product, Blend-Grade Gasoline, or Blend-Grade Distillate subsequent to the delivery thereof to BUYER;

(b) the handling, use, storage, distribution, labeling, or sale of Blended Product;

(c) the conduct of BUYER’s business or the business of any Sublicensee or other party purchasing Blended Product from BUYER; or

(d) the use or condition of the equipment or premises used for the storage, handling and dispensing of Blended Product, Blend-Grade Gasoline, or Blend-Grade Distillate including, but not limited to, use or condition of underground storage tank or lines resulting in groundwater or soil contamination or both, at the Branded Outlets.

The foregoing notwithstanding, BUYER shall not have any obligation to indemnify MPC for any costs, expenses, liabilities, losses, claims, causes of action or damages arising from the sole negligence of MPC, its agents or employees. BUYER’s obligations under this Section 10 are not negated in the event its insurance carrier or carriers provide or deny coverage to either BUYER or MPC. BUYER’s obligations under this Section 10 shall extend to MPC’s affiliates, subsidiaries, parent companies, agents, officers, directors, employees, predecessors and successors.

The provisions of this Section 10 shall be in addition to, and not in limitation of, the provisions of Section 4.3 of the Supply Agreement.

11. TERMINATION

This Addendum shall terminate upon the termination or non-renewal, within the meaning of PMPA, of the Supply Agreement or the franchise relationship created or embodied by the Product Supply Agreement. Upon the occurrence of any Termination Event, MPC shall have the right, at its sole option, to immediately terminate this Addendum without advance notice of termination, written or otherwise, from MPC.

12. MISCELLANEOUS

(a) Compliance With Laws. BUYER, its agents, and its carriers shall comply with all laws, regulations, and standards applicable to the sale, delivery, transportation, storage, use, and disposition of Blend-Grade Gasoline, Blend-Grade Distillate, and Blended Product, and Buyer shall not deliver, or allow to be delivered, any product that would be in violation of U.S. EPA regulations or state fuel quality regulations applicable to the area where the product is delivered. Buyer shall require similar commitments from its purchasers. Blend-Grade Gasoline and Blend-Grade Distillate are for use as blending components only.

(b) Safety and Health. BUYER has received Material Safety Data Sheets and other information about the safety and health aspects of Blend-Grade Gasoline and/or Blend Grade Distillate, shall communicate this information to its employees, agents, carriers and customers, and shall require them to further communicate this information in a like manner.

6

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(c) Confidentiality. This Addendum, as well as all information disclosed by either party to the other party pursuant to this Addendum, other than such information as may be generally available to the public or the industry, is and will be used by the other party in confidence and solely in connection with this Addendum. The parties agree to keep such information and the terms of this Addendum including secret and confidential from all third parties for a period of one (1) year following expiration of the Term, except in response to a valid subpoena, civil investigative demand or court order issued by a court of competent jurisdiction. If either party is served with process to obtain such information, that party shall immediately notify the other party, which shall have the right to seek to quash such process, or to take such other actions necessary to protect the confidentiality of the information. The provisions of this Section 12(c) shall survive termination of this Addendum regardless of cause.

(d) Claims. All claims must be in writing. Product quality or quantity claims relating to the goods sold by MPC to BUYER pursuant to this Addendum must be delivered to MPC within 30 days after delivery of the product, and all other claims by Buyer must be delivered to MPC within 60 days after the event giving rise to the claim. BUYER shall preserve, and permit MPC to inspect and sample, the subject product. ANY LAWSUIT AGAINST MPC WHICH INVOLVES THESE TERMS OR THE SALE OF PRODUCTS MUST BE BROUGHT WITHIN ONE YEAR AFTER THE CAUSE OF ACTION ACCRUES.

(e) Limitation of Liability. IN NO EVENT SHALL MPC’S LIABILITY FOR DAMAGES (WHETHER ARISING FROM BREACH OF CONTRACT OR WARRANTY, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE) EXCEED THE PURCHASE PRICE OF THE PRODUCT CONCERNED NOR SHALL MPC BE LIABLE FOR PUNITIVE, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

IN WITNESS WHEREOF, the Parties have executed this addendum on the day and year as shown on the last page.

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SCHEDULE A

TO ADDENDUM TO

BRANDED PRODUCT SUPPLY AND TRADEMARK LICENSE AGREEMENT

[South Carolina]

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SCHEDULE B

TO ADDENDUM TO

BRANDED PRODUCT SUPPLY AND TRADEMARK LICENSE AGREEMENT

[South Carolina]

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ADDENDUM TO BRANDED PRODUCT SUPPLY AND TRADEMARK LICENSE AGREEMENT

[TENNESSEE]

This Addendum to Branded Product Supply and Trademark License Agreement (“Addendum”) is by and between Marathon Petroleum Company LP, a Delaware limited partnership having its principal place of business at 539 South Main Street, Findlay, Ohio 45840 (“MPC”), and GPM Petroleum, LLC, a Delaware limited liability company having its principal place of business at 8565 Magellan Parkway, Suite 400, Richmond, VA 23227 (“BUYER”).

MPC and BUYER intend to enter into a Branded Product Supply and Trademark License Agreement with a term commensurate with the term of this Addendum (“Supply Agreement”).

BUYER’s purchases of gasoline and/or distillates pursuant to the Supply Agreement may occur within the state of Tennessee during the Term.

MPC and BUYER therefore agree:

1. RECITALS; SUPPLY AGREEMENT.

(a) The recitals are hereby incorporated by reference.

(b) This Addendum does not modify, alter or amend the terms and conditions set forth in the Supply Agreement.

(c) The Supply Agreement and this attached Addendum constitute the entire agreement among the Parties relating to this subject matter and may be amended or modified only by a written instrument signed by each of the parties.

2. DEFINITIONS. For purposes of this Addendum, the following terms shall have the indicated meanings:

(a) “Blend-Grade Distillate” means unbranded distillate, in the grade(s) selected by MPC from time to time, containing up to five (5) volume percent biodiesel, purchased by BUYER directly from MPC pursuant to this Addendum.

(b) “Blend-Grade Gasoline” means unbranded gasoline, in the grade(s) selected by MPC from time to time, having an octane of 83 or greater, purchased by BUYER directly from MPC pursuant to this Addendum, with detergent additives in sufficient concentrations such that after the addition of ethanol at the maximum volume percent permitted by state and federal law, the final product would meet the Lowest Additive Concentrations as required by the U.S. Environmental Protection Agency.

(c) “Blended Distillate Product” means Blend-Grade Distillate blended with biodiesel after delivery to BUYER.

(d) “Blended Gasoline Product” means Blend-Grade Gasoline that has been blended with denatured fuel ethanol after delivery to BUYER.

(e) “Blended Product” means (1) Blended Gasoline Product, and (2) Blended Distillate Product.

(f) “Conforming Product” means (1) Blend-Grade Gasoline that has been blended with denatured fuel ethanol after delivery to BUYER blended, monitored and otherwise handled by BUYER in strict conformity with all terms and conditions of this Addendum; and (2) Blend- Grade Distillate that has been blended with biodiesel meeting the most recent version of ASTM D 6751, “Standard Specification for Biodiesel Fuel Blend Stock (B100) for Middle Distillate Fuels” after delivery, that is blended, monitored and otherwise handled by BUYER in strict conformity with all terms and conditions of this Addendum.

1

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(g) “5-Day Volume” and “Monthly Volume” refer to the MPC terminals and the associated quantities (in gallons) listed in the table in the attached Schedule B, if applicable.

(h) “Terminal” means the terminal(s) specified on Schedule A to this Addendum, which schedule is incorporated by reference.

(i) “Month” (capitalized or not) means a calendar month.

(j) “Termination Event” means:

(1) the failure of BUYER to pay when due any amount due from BUYER to MPC pursuant to this Addendum;

(2) the assignment by JOBBER of any of its rights or interests, in whole or in part, or the delegation by JOBBER of any of its duties, under this Addendum without the prior written consent of MPC;

(3) the occurrence of any material breach or nonperformance by JOBBER of any of its respective obligations under this Addendum that is not cured within ten (10) days following the date written notice of breach or nonperformance is sent, via certified mail, return receipt requested, by MPC to JOBBER; or

(4) modification, repeal or invalidation of Sections 47-25-2003 or 47-25-2004 of the Tennessee Code Annotated.

Capitalized terms used and not specifically defined in this Addendum, including but not limited to “Term” and “Branded Outlet” have the meaning given to them in the Supply Agreement.

3. TERM. This Addendum will be effective as to each Party upon execution by both Parties, for the Term, unless terminated earlier by a Party as provided for in this Addendum.

4. PURCHASE AND DELIVERY OF BLEND-GRADE GASOLINE AND BLEND-GRADE DISTILLATE

(a) Quantity. (1) During each Month, BUYER shall purchase 100% of the Monthly Volumes of each Blend-Grade Gasoline and Blend-Grade Distillate at the associated Terminal as shown in the table set forth in Schedule B, which schedule is hereby incorporated by reference. (2) During each 5Day Period, BUYER shall purchase the 5-Day Volumes each of Blend-Grade Gasoline and BlendGrade Distillate at the associated Terminal as shown in the table set forth in Schedule B. (3) MPC is not obligated to supply more than 115% of the 5-Day Volumes shown in the table set forth in Schedule B. (B) During any 5-Day Period, all purchases of Blend-Grade Gasoline and Blend-Grade Distillate over 115% of the respective 5-Day Volumes shall not apply toward BUYER’s obligation to purchase the Monthly Volumes. (4) In the event the needs of BUYER increase beyond the volumes specified in the table set forth in Schedule B, BUYER shall notify MPC in writing of the additional volume requested at least 30 days prior to lifting. MPC shall assess Blend- Grade Gasoline and Blend-Grade Distillate availability, and if the Parties mutually agree, shall amend the volumes in the table.

(b) Price. The price for any given load of Blend-Grade Gasoline or Blend-Grade Distillate shall be the applicable MPC established terminal rack price per gallon, in effect for the Blend-Grade Gasoline or Blend-Grade Distillate at the Terminal as of the time that lifting ends. BUYER acknowledges and agrees that MPC may use the terminal rack price to manage customer liftings when MPC’s Blend-Grade Gasoline or Blend-Grade Distillate supply at a Terminal is limited. The stated prices are exclusive of applicable taxes, inspection fees, and other governmental charges and assessments. All taxes or other charges now or hereafter imposed by law on any Blend-Grade Gasoline or Blend-Grade Distillate sold hereunder, or on the production, manufacture, sale, transportation or delivery thereof, or on this Addendum or the transactions contemplated hereby, which MPC is required to pay or collect shall be added to the applicable price and paid by BUYER.

2

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(c) Ratable Lifting. (1) If BUYER fails to lift the Monthly Volumes of each Blend-Grade Gasoline or Blend-Grade Distillate at the associated Terminal as shown in the table in the attached Schedule B, then BUYER shall pay MPC within 15 days after the last day in the month in question an underlifting fee of $[***] per gallon not lifted. MPC shall invoice BUYER on a monthly basis for underlifting fees. (2) MPC may cancel this Addendum upon 15 days’ advance written notice if, for any two consecutive months, BUYER fails to purchase the Monthly Volumes of Blend-Grade Gasoline or Blend-Grade Distillate at the associated Terminal as shown in the table set forth in Schedule B to this Addendum. (3) If a supply interruption occurs at a Terminal, MPC may request BUYER, to the extent logistically feasible, to lift Blend-Grade Gasoline or Blend-Grade Distillate at another MPC Terminal.

(d) Blend-Grade Characteristics. MPC reserves the right to change the grade, specifications, characteristics, delivery package, brand name or other distinctive designation of BlendGrade Gasoline and/or Blend-Grade Distillate from time to time, and to discontinue marketing BlendGrade Gasoline and/or Blend-Grade Distillate at any time without liability or further obligation to BUYER with respect to the purchase and sale thereof.

(e) Purchases of Blend-Grade. BUYER’s purchases of Blend-Grade Gasoline and BlendGrade Distillate shall be in addition to the BUYER’s “Requirements” as defined in the Supply Agreement.

(f) Delivery. All sales of Blend-Grade Gasoline and Blend-Grade Distillate shall be F.O.B. Terminal. MPC shall have no obligation to deliver Blend-Grade Gasoline or Blend-Grade Distillate at a Terminal unless BUYER, its agents, and its carriers have entered into, and are in compliance with, agreements governing access to the Terminal. Title to, and risk of loss of, Blend-Grade Gasoline and Blend-Grade Distillate shall pass to BUYER at the Terminal as Blend-Grade Gasoline or Blend-Grade Distillate passes the transport truck inlet flange. MPC retains title to any vapors or condensate recovered during delivery. Quantities shall be determined by calibrated meters or by any applicable ASTM method, at MPC’s option, and may be temperature-adjusted to 60ºF using built-in temperature compensators or ASTM methods, at MPC’s option.

(g) Warranties. MPC warrants that Blend-Grade Gasoline and Blend-Grade Distillate shall meet applicable MPC specifications and that it has good title to Blend-Grade Gasoline and Blend-Grade Distillate, free of all liens. THIS WARRANTY IS IN LIEU OF ALL OTHER EXPRESS OR IMPLIED WARRANTIES INCLUDING THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. MPC shall, at its option and its cost (including expense of return and re-delivery), remedy the defect in, replace, or refund the purchase price of, any Product that fails to meet this warranty.    THIS IS BUYER’S EXCLUSIVE REMEDY FOR BREACH OF WARRANTY WITH RESPECT TO BLEND- GRADE GASOLINE AND BLEND-GRADE DISTILLATE.

(h) Terminals. BUYER acknowledges and agrees that Schedule A to this Addendum will be amended to remove any light products terminals at which MPC no longer offers motor fuels for sale. MPC will provide notification of such amendment in writing on or before the 20th day of the calendar month immediately preceding the calendar month in which the change is to become effective.

5. PAYMENT.

BUYER and MPC agree that the terms and conditions of Section 3.3 of the Supply Agreement shall apply to Blend-Grade Gasoline and Blend-Grade Distillate sold hereunder. BUYER agrees to pay for all Blend- Grade Gasoline and Blend-Grade Distillate sold hereunder in accordance with the terms and conditions set forth in Section 3.3 of the Supply Agreement.

3

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6. MARKS.

(a) The Blend-Grade Gasoline and Blend-Grade Distillate sold hereunder are not Marathon® branded products. Buyer shall not use MPC’s name, trademarks (including, but not limited to, the Marathon® trademark), trade dress, logos, slogans or the like (“MPC’s Marks”) in any way with regard to the Blend-Grade Gasoline or Blend-Grade Distillate.

(b) BUYER shall not sell or otherwise distribute Blend-Grade Gasoline until such BlendGrade Gasoline is blended with denatured fuel ethanol in compliance with applicable laws and regulations, including but not limited to, required octane certification and posting.

(c) Notwithstanding the provisions of Section 5.4 of the Supply Agreement, Conforming Product may be distributed to, stored, and resold from the Branded Outlets as a “Product,” as permitted under Section 5 of the Supply Agreement. Any Blended Product that is not in strict compliance with the terms and conditions of this Addendum shall not be distributed to, stored at, or resold from a Branded Outlet. BUYER shall not use the Marks in connection with Blend-Grade Gasoline, Blend-Grade Distillate or any Blended Product other than Conforming Product. Conforming Product does not constitute Marathon® branded product purchased directly from MPC; Conforming Product is not eligible for the earning or crediting of rebates.

7. BLENDING REQUIREMENTS AND QUALITY CONTROL PROGRAM.

(a) Ethanol Blending Specifications.

(1) Blended Gasoline Product shall include only Blend-Grade Gasoline and denatured fuel ethanol meeting the most recent version of ASTM D 4806, “Standard Specification for Denatured Fuel Ethanol for Blending with Gasolines for Use as Automotive Spark-Ignition Fuel.”

(2) The rate of blending shall be not less than 9.8 volume percent nor more than 10.2 volume percent denatured fuel ethanol.

(b) Biodiesel Blending Specifications.

(1) Blended Distillate Product shall include only Blend-Grade Distillate and biodiesel meeting the most recent version of ASTM D 6751, “Standard Specification for Biodiesel Fuel Blend Stock (B100) for Middle Distillate Fuels.” Biodiesel blended with Blend-Grade Distillate between December 1 and February 28 (or 29) shall have a cloud point specification no higher than thirty-seven degrees Fahrenheit (37° F).

(2) The rate of blending shall be not more than 20 volume percent biodiesel.

(c) Quality Control Program.

(1) Written program. BUYER shall maintain, for all Blend-Grade Gasoline and Blend- Grade Distillate purchased under this Addendum and all resulting Blended Product, an oversight program to ensure fuel quality and safety and to ensure compliance with all applicable laws and regulations. Prior to purchase of any Blend-Grade Gasoline or Blend-Grade Distillate, BUYER shall provide a copy of BUYER’s oversight program to MPC.

4

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(2) BUYER shall sample and test Blended Product not less frequently than once each month at each Branded Outlet to which such Blended Product has been distributed. Gasoline Blended Product shall be tested for ethanol content, octane and Reid Vapor Pressure. Distillate Blended Product shall be tested for biodiesel content. Testing shall be performed by a third party testing laboratory reasonably suitable to MPC. BUYER shall notify MPC of the results of such testing not later than the twentieth 20th day of the following calendar month.

(3) On or before the 20th day of each calendar month, BUYER shall provide to MPC a written listing of those Branded Outlets to which it intends to deliver Conforming Product in the successive calendar month.

(4) Notwithstanding the provisions of Section 4.4 of the Supply Agreement, BUYER shall maintain General Liability Insurance, including contractual liability, XCU (explosion, collapse and underground) hazards, premises and completed operations, and products liability, to cover liability for bodily injury and property damage, with a combined single limit of not less than Five Million Dollars ($5,000,000) per occurrence. BUYER’s insurance under this Section 7(c)(4) shall be endorsed to include MPC as an additional insured with respect to liability arising out of BUYER’s operations, including but not limited to BUYER’s blending, storage, and distribution of motor fuel, or any premises owned or leased by BUYER. BUYER shall furnish MPC with certificates of insurance which document that all coverages and endorsements required by this Section 7(c)(4) and Section 4.4 of the Supply Agreement have been obtained. Renewal certificates shall be obtained by BUYER as and when necessary, and copies thereof shall be forwarded to MPC as soon as same are available and in any event prior to the expiration of the policy so renewed. These certificates shall provide that the insurer shall give thirty (30) days written notice to MPC prior to change or cancellation of any policy. In no event shall MPC’s acceptance of an insurance certificate that does not comply with this Section 7(c)(4) or Section 4.4 of the Supply Agreement constitute a waiver of any requirement of any such provisions. The provisions of this Section 7(c)(4) apply to the extent BUYER has elected, by indicating on the attached Schedule B, to purchase Blend-Grade Distillate or Blend-Grade Gasoline or has actually purchased Blend-Grade Distillate or Blend-Grade Gasoline. MPC shall have no obligation to deliver Blend-Grade Gasoline or Blend-Grade Distillate unless BUYER demonstrates, to MPC’s satisfaction, compliance with the provisions of this Section 7(c)(4).

(d) Strict Compliance. No Blended Product shall be considered Conforming Product if any of the foregoing provisions is not strictly complied with in all respects. Blended Product shall be considered Conforming Product only upon (1) BUYER’s demonstration, to MPC’s satisfaction, that all requirements of this Addendum are satisfied, and (2) MPC’s prior approval of Blended Product as Conforming Product.

8. RENEWABLE IDENTIFICATION NUMBERS (RINs). By the twentieth (20th) day of the month following the end of each calendar month, BUYER shall prepare and forward to MPC a transfer document transferring a quantity of RINs equal to the number of gallons of Blend-Grade Gasoline purchased by BUYER from MPC pursuant to this Addendum for the prior calendar month divided by nine (9), plus the number of gallons of biodiesel blended into Blend-Grade Distillate purchased by BUYER from MPC pursuant to this Addendum for the prior calendar month multiplied by one and onehalf (1.5). All RINs shall be transferred via a Product Transfer Document that is compliant with 40 CFR 80.1453 and shall be entered into the EPA Moderated Transaction System (EMTS) in accordance with 40 CFR 80.1452. For Blend-Grade Gasoline and Blend-Grade Distillate delivered between January 1 and January 31, transferred RINs shall have been generated in the year of transfer or in the previous year. For Blend-Grade Gasoline and Blend-Grade Distillate delivered between February 1 and December 31, transferred RINs will be generated in the year of transfer. All transferred RINs will be unassigned RINs (K code = 2), and RINs transferred for biodiesel blending shall be biomass-based diesel RINs (D code = 4 or 7). In the event that any transferred RINs are later determined to be invalid RINs within the meaning of 40 CFR 80.1431, or to have been retired prior to the title transfer date, then BUYER shall transfer an equal amount of valid, unretired replacement RINs to MPC by the twentieth (20th) day of the month following the calendar month in which the transferred RINs were determined to be invalid or retired.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

9. REMEDIES. MPC may, at its option, suspend sale and delivery of Blend-Grade Gasoline and Blend-Grade Distillate in the event of BUYER’s non-compliance with any or all of the requirements of Section 7, Section 8, and Section 10 of this Addendum. MPC may require BUYER to provide reasonable assurances of future, continued compliance as a condition to resuming sale and delivery of Blend-Grade Gasoline and Blend-Grade Distillate. The rights and remedies of the MPC set forth in this Addendum are cumulative and the use of one remedy shall not be taken to exclude or waive the right to use another.

10. INDEMNIFICATION. BUYER agrees to protect, indemnify, defend and hold MPC harmless from any and all costs and expenses (including reasonable attorneys fees and litigation expenses), liabilities, losses, claims, causes of action and damages (for injury to or death of any person, or loss or destruction of any property), directly or indirectly resulting or arising from:

(a) the handling, use, storage, distribution, labeling, or sale of Blended Product, BlendGrade Gasoline, or Blend-Grade Distillate subsequent to the delivery thereof to BUYER;

(b) the handling, use, storage, distribution, labeling, or sale of Blended Product;

(c) the conduct of BUYER’s business or the business of any Sublicensee or other party purchasing Blended Product from BUYER; or

(d) the use or condition of the equipment or premises used for the storage, handling and dispensing of Blended Product, Blend-Grade Gasoline, or Blend-Grade Distillate including, but not limited to, use or condition of underground storage tank or lines resulting in groundwater or soil contamination or both, at the Branded Outlets.

The foregoing notwithstanding, BUYER shall not have any obligation to indemnify MPC for any costs, expenses, liabilities, losses, claims, causes of action or damages arising from the sole negligence of MPC, its agents or employees. BUYER’s obligations under this Section 10 are not negated in the event its insurance carrier or carriers provide or deny coverage to either BUYER or MPC. BUYER’s obligations under this Section 10 shall extend to MPC’s affiliates, subsidiaries, parent companies, agents, officers, directors, employees, predecessors and successors.

The provisions of this Section 10 shall be in addition to, and not in limitation of, the provisions of Section 4.3 of the Supply Agreement.

11. TERMINATION

This Addendum shall terminate upon the termination or non-renewal, within the meaning of PMPA, of the Supply Agreement or the franchise relationship created or embodied by the Product Supply Agreement. Upon the occurrence of any Termination Event, MPC shall have the right, at its sole option, to immediately terminate this Addendum without advance notice of termination, written or otherwise, from MPC.

12. MISCELLANEOUS

(a) Compliance With Laws. BUYER, its agents, and its carriers shall comply with all laws, regulations, and standards applicable to the sale, delivery, transportation, storage, use, and disposition of Blend-Grade Gasoline, Blend-Grade Distillate, and Blended Product, and Buyer shall not deliver, or allow to be delivered, any product that would be in violation of U.S. EPA regulations or state fuel quality regulations applicable to the area where the product is delivered. Buyer shall require similar commitments from its purchasers. Blend-Grade Gasoline and Blend-Grade Distillate are for use as blending components only.

(b) Safety and Health. BUYER has received Material Safety Data Sheets and other information about the safety and health aspects of Blend-Grade Gasoline and/or Blend Grade Distillate, shall communicate this information to its employees, agents, carriers and customers, and shall require them to further communicate this information in a like manner.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(c) Confidentiality. This Addendum, as well as all information disclosed by either party to the other party pursuant to this Addendum, other than such information as may be generally available to the public or the industry, is and will be used by the other party in confidence and solely in connection with this Addendum. The parties agree to keep such information and the terms of this Addendum including secret and confidential from all third parties for a period of one (1) year following expiration of the Term, except in response to a valid subpoena, civil investigative demand or court order issued by a court of competent jurisdiction. If either party is served with process to obtain such information, that party shall immediately notify the other party, which shall have the right to seek to quash such process, or to take such other actions necessary to protect the confidentiality of the information. The provisions of this Section 12(c) shall survive termination of this Addendum regardless of cause.

(d) Claims. All claims must be in writing. Product quality or quantity claims relating to the goods sold by MPC to BUYER pursuant to this Addendum must be delivered to MPC within 30 days after delivery of the product, and all other claims by Buyer must be delivered to MPC within 60 days after the event giving rise to the claim. BUYER shall preserve, and permit MPC to inspect and sample, the subject product. ANY LAWSUIT AGAINST MPC WHICH INVOLVES THESE TERMS OR THE SALE OF PRODUCTS MUST BE BROUGHT WITHIN ONE YEAR AFTER THE CAUSE OF ACTION ACCRUES.

(e) Limitation of Liability. IN NO EVENT SHALL MPC’S LIABILITY FOR DAMAGES (WHETHER ARISING FROM BREACH OF CONTRACT OR WARRANTY, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE) EXCEED THE PURCHASE PRICE OF THE PRODUCT CONCERNED NOR SHALL MPC BE LIABLE FOR PUNITIVE, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

IN WITNESS WHEREOF, the Parties have executed this addendum on the day and year as shown on the last page.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

SCHEDULE A

TO ADDENDUM TO

BRANDED PRODUCT SUPPLY AND TRADEMARK LICENSE AGREEMENT

[Tennessee]

8

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

SCHEDULE B

TO ADDENDUM TO

BRANDED PRODUCT SUPPLY AND TRADEMARK LICENSE AGREEMENT

[Tennessee]

9